UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

MOLSON COORS BREWING COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MOLSON COORS BREWING COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
on
May 13, 2009

The Annual Meeting of Stockholders of MOLSON COORS BREWING COMPANY will be held at 11:00 a.m. (local time) on May 13, 2009 at the Company’s Montréal brewery located at 1670 Notre Dame Street East, Montréal, Québec, Canada H2L 2R4, for the following purposes:

(1)           To elect 14 directors;

(2)           To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 27, 2009; and

(3)           To transact such other business as may be brought properly before the meeting and any and all adjournments or postponements thereof.

In accordance with the Bylaws and action of the Board of Directors, stockholders of record at the close of business on March 16, 2009, will be entitled to notice of, and to vote at, the meeting and any and all adjournments or postponements thereof.

This year, we are pleased to be again relying on the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we will begin mailing a Notice of Internet Availability of Proxy Materials for our annual meeting of stockholders, containing instructions on how to access our proxy materials and vote online, on or about March 31, 2009. The Company’s proxy statement accompanying this notice of annual meeting of stockholders and the Company’s annual report on Form 10-K for the fiscal year ended December 28, 2008 can be accessed by following the instructions in the Notice of Internet Availability of Proxy Materials.

We hope you will be able to attend the annual meeting. Whether or not you plan to attend, your vote is important to us, and we urge you to review our proxy materials and promptly cast your vote using the instructions provided in the Notice of Internet Availability of Proxy Materials.

Alternatively, if you requested or received a copy of the proxy materials by mail, you may vote by telephone, over the Internet, or mark, sign, date and return the proxy/voting instruction card in the envelope provided. For more information about how to vote your shares, please see the discussion beginning on page 3 of our proxy statement under the heading “Information about the Annual Meeting.”

Thank you for your interest in our Company. We look forward to seeing you at the 2009 annual meeting of stockholders.

By order of the Board of Directors,

/s/ Samuel D. Walker
Samuel D. Walker
Chief Legal Officer and Corporate Secretary

March 31, 2009

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of MOLSON COORS BREWING COMPANY, a Delaware corporation (Molson Coors or the Company), for use at the Annual Meeting of Stockholders, which will be held at 11:00 a.m. (local time), Wednesday, May 13, 2009, at the Company’s Montréal brewery located at 1670 Notre Dame Street East, Montréal, Québec, Canada H2L 2R4, and at any and all adjournments or postponements of that meeting. Molson Coors has dual executive offices located at 1225 17th Street, Suite 3200, Denver, Colorado, USA 80202 and 1555 Notre Dame Street East, Montréal, Québec, Canada, H2L 2R5.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS AND VOTING INSTRUCTIONS FOR OUR 2009 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 2009

Our notice of annual meeting and proxy statement, annual report on Form 10-K, electronic proxy card and other annual meeting materials are available on the Internet at www.proxyvote.com together with any amendments to any of these materials. We will begin mailing our Notice of Internet Availability of Proxy Materials (the Notice) to stockholders on or about March 31, 2009. At that time, we will also begin mailing paper copies of our proxy materials to stockholders who request them. Please see page 3 of this proxy statement for more information on how these materials will be distributed. Our proxy materials can also be viewed on our Company website at www.molsoncoors.com under “Investor Relations — Financial Reporting — Annual Report.”

BACKGROUND

Voting Securities

The outstanding classes of Molson Coors capital stock include its Class A common stock and Class B common stock. In addition, Molson Coors has one share of special Class A voting stock and one share of special Class B voting stock outstanding, through which the holders of Class A exchangeable shares and Class B exchangeable shares issued by Molson Coors Canada Inc. (Exchangeco), a Canadian corporation and subsidiary of Molson Coors, may exercise their voting rights with respect to Molson Coors. The exchangeable shares were issued in connection with the February 2005 merger of Molson Inc. (Molson) and Adolph Coors Company (Coors), pursuant to which Coors changed its name to Molson Coors Brewing Company (the Merger). These shares were issued to certain holders of Molson shares in lieu of receiving shares of Molson Coors Class A and/or Class B common stock. The special voting stock provides a mechanism for holders of exchangeable shares, which are intended to be substantially the economic equivalent of the Molson Coors common stock, to vote with the corresponding class of Molson Coors common stock. The special Class A and Class B voting stock are entitled to one vote for each Exchangeco Class A and Class B exchangeable share, respectively, excluding shares held by Molson Coors, and generally vote together with the Class A common stock and Class B common stock, respectively, on all matters on which the Class A common stock and Class B common stock are entitled to vote. This structure provides voting rights to a holder of the exchangeable shares through a voting trust arrangement. The trustee holder of the special Class A voting stock and the special Class B voting stock has the right to cast a number of votes equal to the number of then-outstanding Class A exchangeable shares and Class B exchangeable shares, respectively, but will only cast a number of votes equal to the number of Class A exchangeable shares and Class B exchangeable shares as to which it has received voting instructions from the owners of record of those Class A exchangeable shares and Class B exchangeable shares, respectively (other than Molson Coors), on the relevant record date.

Except in the limited circumstances provided in the certificate of incorporation, including the right of the holders of the Class B common stock and special Class B voting stock, voting together as a single class, to elect three directors to the Board, the right to vote for all purposes is vested exclusively in the holders of the Class A common stock and special Class A voting stock, voting together as a single class. The holders of Class A common stock and Exchangeco Class A exchangeable shares are entitled to one vote for each share held, without the right to cumulate votes for the election of directors. The Adolph Coors Jr. Trust dated September 12, 1969 (the Coors Trust), which held approximately 43.8% of the voting power of the Molson Coors Class A common stock and Exchangeco Class A exchangeable shares as of March 16, 2009, and Pentland Securities (1981) Inc. and its subsidiary 4280661 Canada Inc. (collectively Pentland), which held approximately 43.8% of the voting power of Molson Coors Class A common stock and Exchangeco Class A exchangeable shares as of March 16, 2009, are parties to voting trust agreements combining their voting power over the Molson Coors Class A common stock and Exchangeco Class A exchangeable shares they own. Pursuant to the voting trust agreements, the Coors Trust has deposited into trust all of its shares of Molson Coors Class A common stock, and Pentland has deposited into trust all of its Exchangeco Class A exchangeable shares. These shares, together with any other shares deposited into the trust, will be voted as a block by the trustees in the manner described in the voting trust agreements.

At the close of business on March 16, 2009, the record date for the annual meeting, there were outstanding 2,586,764 shares of Class A common stock and 157,663,226 shares of Class B common stock, 1 share of special Class A voting stock (representing 3,172,808 Exchangeco Class A exchangeable shares) and 1 share of special Class B voting stock (representing 20,435,306 Exchangeco Class B exchangeable shares). Only stockholders of record at the close of business on March 16, 2009, are entitled to vote at the annual meeting.

INFORMATION FOR HOLDERS OF EXCHANGECO STOCK

Through a voting trust arrangement, holders of Exchangeco Class A and Class B exchangeable shares are entitled to vote at meetings of holders of the corresponding classes of Molson Coors common stock. The exchangeable shares (and ancillary rights thereto) provide holders thereof with dividend and other rights which are substantially the economic equivalent of those shares of the corresponding classes of Molson Coors common stock.

The exchangeable shares are non-voting (except as required by the provisions attaching to the exchangeable shares or by applicable law) with respect to Exchangeco. Therefore, this proxy statement and the proxy solicitation materials relate solely to Molson Coors. There will not be a separate Exchangeco annual meeting of the holders of exchangeable shares. You will not receive a notice of an annual meeting of the stockholders of Exchangeco, nor will you receive an information circular or proxy for an annual meeting of the stockholders of Exchangeco.

Because the value of the exchangeable shares, determined through dividend and dissolution entitlements and capital appreciation, is determined by reference to the consolidated financial performance and condition of Molson Coors rather than Exchangeco, information respecting Exchangeco (otherwise than as included in our public disclosure and consolidated financial statements) is not relevant to holders of exchangeable shares.

Holders of exchangeable shares effectively have a participating interest in Molson Coors and not a participating interest in Exchangeco and it is therefore the information relating to Molson Coors that is directly relevant to the holders of exchangeable shares voting in connection with the matters to be transacted at the annual meeting.

If you hold Exchangeco Class A and/or Class B exchangeable shares, please see the section entitled “Information about the Annual Meeting—Voting Instructions for Class A and Class B Exchangeable Shares” below for details on how to vote.

INFORMATION ABOUT THE ANNUAL MEETING

Distribution of Proxy Solicitation and Other Required Annual Meeting Materials

The U.S. Securities and Exchange Commission, or SEC, has adopted rules that allow us to mail a notice to our stockholders advising that our proxy statement, annual report to stockholders, electronic proxy card and related materials are available for viewing, free of charge, on the Internet. Stockholders may then access these materials and vote over the Internet or request delivery of a full set of materials by mail or email. Last year, we elected to utilize this new process for the 2008 annual meeting, and are utilizing this method for this year’s annual meeting. These rules give us the opportunity to serve you more efficiently by making the proxy materials available quickly online, reducing costs associated with printing and postage and reducing the environmental impact of providing information for our meeting.

We will begin mailing the required notice, called a Notice of Internet Availability of Proxy Materials, to stockholders on or about March 31, 2009. The proxy materials will be posted on the Internet, at www.proxyvote.com, no later than the day we begin mailing the Notice. If you receive the Notice, you will not receive a paper or email copy of the proxy materials unless you request one in the manner set forth in the Notice.

The Notice of Internet Availability of Proxy Materials contains important information, including:

•      The date, time and location of the annual meeting;

•      A brief description of the matters to be voted on at the meeting;

•      A list of the proxy materials available for viewing on www.proxyvote.com and the control number you will use to access the site; and

•      Instructions on how to access and review the proxy materials online, how to vote your shares over the Internet, and how to get a paper or email copy of the proxy materials, if that is your preference.

Quorum

The holders of shares entitled to cast a majority of the total votes of the outstanding shares of stock entitled to vote on each matter, as of the record date, represented in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. If a quorum is not present, the annual meeting may be postponed or adjourned to allow additional time for obtaining additional proxies or votes. At any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the annual meeting, except for any proxies that have been effectively revoked or withdrawn prior to then. Shares held by Molson Coors in treasury do not count toward a quorum.

Required Vote

The vote required for approval of any matter which may be the subject of a vote of the stockholders is provided for in our certificate of incorporation and bylaws. The directors to be elected at the annual meeting will be elected by a plurality of the votes cast by the stockholders present in person or by proxy and entitled to vote for the relevant directors. This means that the nominees with the most votes by those eligible to vote for such directors will be elected. Votes may be cast for or withheld from each nominee, but a withheld vote or a broker non-vote (defined below) will not affect the outcome of the election. The ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm will be approved if the votes cast by holders of Class A common voting stock and Class A exchangeable shares favoring the ratification exceed the votes cast opposing the ratification.

Abstentions and Broker Non-Votes

Abstentions and broker non-votes (defined below) are counted for the purpose of determining whether a quorum is present at the annual meeting. For the purpose of determining whether a proposal (except for the election of directors) has been approved, abstentions and broker non-votes will not be counted as votes cast in favor of or against approval for purposes of determining whether a proposal has been approved and therefore will not affect the outcome of the matter being voted upon.

Voting by Proxy for Class A and Class B Common Stock

You may vote your shares prior to the meeting by following the instructions provided on the Notice of Internet Availability of Proxy Materials, this proxy statement and the voter website, www.proxyvote.com. If you requested a paper copy of the proxy materials, voting instructions are also contained on the proxy card enclosed with those materials.

•      If you are a registered stockholder, there are three ways to vote your shares before the meeting:

By Internet (www.proxyvote.com): Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on May 12, 2009. Have your Notice of Internet Availability of Proxy Materials with you when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

By telephone (1-800-690-6903): Use any touch-tone telephone to submit your vote until 11:59 p.m. EDT on May 12, 2009. Have your Notice of Internet Availability of Proxy Materials in hand when you call and then follow the instructions you receive from the telephone voting site.

By mail: If you requested a paper copy of the proxy materials, mark, sign and date the proxy card enclosed with those materials and return it in the postage-paid envelope we have provided. To be valid, proxy cards must be received before the start of the annual meeting. Proxy cards should be returned to Molson Coors Brewing Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

•      If your shares are held in street name, your broker, bank or other holder of record may provide you with a Notice. Follow the instructions on the Notice of Internet Availability of Proxy Materials to access our proxy materials and vote online or to request a paper or email copy of our proxy materials. If you received these materials in paper form, the materials include a voting instruction card so you can instruct your broker, bank or other holder of record how to vote your shares.

Voting of Proxies

All properly executed proxies that Molson Coors receives by 11:59 p.m. EDT on May 12, 2009 for holders of Class A or Class B common stock, or by 5:00 p.m. EDT on May 8, 2009 for holders of Exchangeco Class A or Exchangeco Class B exchangeable shares, and that are not revoked, will be voted in accordance with the instructions indicated on your proxy. If you submit a validly executed proxy without providing direction, the proxy will be voted as follows:

•      “For” ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2009;

•      “For” the election of each of the eleven director nominees to be elected by holders of shares of Class A common stock or Exchangeco Class A exchangeable shares;

•      “For” the election of each of the three director nominees to be elected by holders of shares of Class B common stock or Exchangeco Class B exchangeable shares.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients (who are the beneficial owners of the shares), brokers have discretion to vote the shares on routine matters but not on non-routine matters. A “broker non-vote” occurs when a broker does not have discretionary voting authority and has not received instructions from the beneficial owners of the shares. Broker non-votes will be counted for purposes of determining whether a quorum is present at the annual meeting, but will not be counted as votes in favor of or against approval for purposes of determining whether a proposal has been approved and therefore will not affect the outcome of the matter being voted upon.

Failing to vote your shares prior to the meeting or vote at the annual meeting will reduce the number of votes cast at the annual meeting and may contribute to a lack of a quorum. Consequently, we urge you to return your proxy with your vote marked, or to vote using one of the other available methods.

Molson Coors does not expect that any matter or proposal other than the proposals described in this document will be brought before the annual meeting or any adjournment. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters on which the grantor of the proxy is entitled to vote.

Revocation of Proxies

You can change your vote at any time before your proxy is voted at the annual meeting. If you are a registered holder, you can do this in one of four ways.

•      First, before the annual meeting, you can deliver a signed notice of revocation of proxy to the Secretary of Molson Coors at the address specified below.

•      Second, you can complete and submit a later-dated proxy.

•      Third, you can vote again by Internet or telephone.

•      Fourth, you can attend the annual meeting and vote in person. Your attendance at the annual meeting alone will not revoke your proxy; rather, you must also vote at the annual meeting in order to revoke your previously submitted proxy. To vote your shares at the annual meeting, you must request a “legal proxy” by following the instructions at www.proxyvote.com, or by requesting a paper copy of the materials.

If you want to change your proxy directions by mail, you should send any notice of revocation or your completed new proxy card, as the case may be, to Molson Coors Brewing Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, Telephone: 800-690-6903. If you have instructed a broker to vote your shares and wish to change your vote, you must follow directions received from your broker to change those instructions.

Voting Instructions for Class A and Class B Exchangeable Shares

As discussed above, holders of Exchangeco Class A and Class B exchangeable shares (other than Molson Coors) are entitled to vote at meetings of holders of the corresponding classes of Molson Coors common stock through a voting trust arrangement. If you hold Class A and/or Class B exchangeable shares as of the record date, you may provide voting instructions to CIBC Mellon Trust Company, as trustee, in much the same way as registered holders of Class A and Class B Common Stock vote their shares, although your voting instructions must be received no later than 5:00 p.m. EDT on May 8, 2009. You may provide voting instructions in accordance with the instructions provided in the Notice of Internet Availability of Proxy Materials, this proxy statement and the voter website, www.proxyvote.com. If you requested a paper copy of the proxy materials, you may provide voting instructions to the trustee in accordance with the instructions contained on the proxy card enclosed with those materials. The trustee will vote your Class A and/or Class B exchangeable shares held by a broker, bank, or other nominee in accordance with your duly executed instructions received no later than 5:00 p.m. EDT on May 8, 2009. If you do not send instructions and do not otherwise attend the meeting to vote in person as discussed below, the trustee will not be able to vote your Class A and/or Class B exchangeable shares. You may revoke previously given voting instructions by delivering subsequent voting instructions by mail, Internet or telephone no later than 5:00 p.m. EDT on May 8, 2009. For additional information, please refer to the Notice of Internet Availability of Proxy Materials, this proxy statement and the voter website, www.proxyvote.com; or refer to the proxy card accompanying the proxy materials if you received a paper copy of the proxy materials.

Voting in Person

You may come to the annual meeting and cast your vote there; however, whether or not you plan to attend, we urge you to cast your vote as soon as possible as described in the Notice of Internet Availability of Proxy Materials, or, if you requested a paper copy of the proxy materials, by completing and returning the proxy card accompanying the proxy materials.

If you are a holder of record of Class A and/or Class B common stock and plan to attend the annual meeting, please indicate this when you cast your vote or submit your proxy card. To vote your shares in person at the annual meeting, when you arrive at the annual meeting, you will be asked to present photo identification, such as a driver’s license, to verify your record ownership of shares.

If you are a beneficial owner of Class A and/or Class B common stock or Class A and/or Class B exchangeable shares held by a broker, bank, or other nominee, you will need proof of ownership to be admitted to the annual meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your Class A and/or Class B common stock or Class A and/or Class B exchangeable shares held in nominee name in person, you must get a written proxy in your name from the broker, bank or other nominee that holds your shares.

A representative of CIBC Mellon Trust Company, as trustee for the shares of Exchangeco, will be present at the annual meeting to verify ownership of, and receive votes from, holders of Class A and/or Class B exchangeable shares that personally attend the annual meeting and who have not otherwise voted as described herein.

Voting Instructions for Shares Held in MillerCoors Retirement Plans

We have been advised by MillerCoors that according to its trust agreement concerning the MillerCoors LLC Savings and Investment Plan (the Plan), certain of its employees hold Molson Coors shares in their retirement plans and are entitled to receive proxy materials and vote at the Company’s annual meeting of stockholders. If you participate in the Plan, you may vote the number of shares of common stock equivalent to the interest in Molson Coors common stock credited to your account as of the record date. You may provide voting instructions to Fidelity Management Trust Company, as trustee, through its agent, Broadridge, by completing and returning the proxy card accompanying your proxy materials. The trustee will vote your shares in accordance with your duly executed instructions received no later than 5:00 p.m. EDT on May 8, 2009. If you do not send instructions to Broadridge, the trustee will not be able to vote the share equivalents credited to your account. You may also revoke previously given voting instructions prior to 5:00 p.m. EDT on May 8, 2009, by submitting to Broadridge, a properly completed and signed proxy card bearing a later date.

Solicitation of Proxies

Solicitation of proxies will be made by use of the mail or over the Internet. The cost of preparing, assembling and distributing this proxy solicitation material and Notice of Annual Meeting of Stockholders will be paid by Molson Coors. Solicitation by mail, telephone, telefax, electronic transmission over the Internet or personal contact may be done by directors, officers and other employees of Molson Coors, for which they will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Molson Coors stock as of the record date will be requested to forward proxy solicitation material to the beneficial owners of such shares and will be reimbursed by Molson Coors for their reasonable expenses.

In addition, Molson Coors has retained Georgeson Inc., 199 Water Street, 26th Floor, New York, NY 10038, to assist in the solicitation of proxies by mail, telephone, telefax, e-mail and personal solicitation. For these services, Molson Coors will pay Georgeson a fee of $8,000, plus custodial charges and reimbursement for actual expenses and any broker or bank charges paid by Georgeson on behalf of the Company.

Householding

The SEC allows us to deliver a single proxy statement and annual report to an address shared by two or more of our stockholders. This delivery method, referred to as “householding,” can result in significant cost savings for us. As a result, stockholders who share the same address and hold some or all of their shares of common stock through a broker, bank or other nominee may receive only one copy of the Notice of Internet Availability of Proxy Materials, or upon request, the proxy materials, as the case may be, unless the broker, bank or other nominee has received contrary instructions from one or more of the stockholders at that address. Certain brokers, banks and other nominees have procedures in place to discontinue duplicate mailings to stockholders sharing an address. Beneficial owners that desire to eliminate duplicate mailings should contact their broker, bank or other nominee for more information, and stockholders of record should submit their request by contacting Broadridge, Householding Department, 51 Mercedes Way, Englewood, NY 11717 or call them at 800-542-1061.

The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder preferring to receive his/her own set of the Notice of Internet Availability of Proxy Materials and/or

proxy materials now or in the future, should contact Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or call them at 800-542-1061. However, please note that any stockholder who wishes to receive a paper or email copy of the proxy materials for purposes of voting at this year’s annual meeting should follow the instructions included in the Notice of Internet Availability that was sent to the stockholder.

ELECTION OF DIRECTORS

(Proposal No. 1)

Fourteen directors are to be elected at the annual meeting, each to serve until the next annual meeting and until his or her successor shall have been elected and qualified. Mr. Eric H. Molson will step down from the Board when his term ends at the annual meeting. The Company wishes to thank him for his dedicated commitment and extraordinary service. The fourteen nominees consist of:

•      11 directors will be elected by the holders of Molson Coors Class A common stock and the special Class A voting stock (the votes of which are directed by holders of Class A exchangeable shares of Exchangeco), voting together as a single class; and

•      three directors will be elected by the holders of the Molson Coors Class B common stock and the special Class B voting stock (the votes of which are directed by holders of Class B exchangeable shares of Exchangeco), voting together as a single class.

Each of the directors has consented to serve if elected. If any of them becomes unavailable to serve as a director, a substitute nominee may be designated in accordance with the certificate of incorporation and bylaws. In that case, the persons named as proxies will vote for the substitute nominees designated in accordance with the certificate of incorporation and bylaws. For information on the nomination of our Class A Directors and Class B Directors, please refer to “Board of Directors and Corporate Governance—Nomination of Directors” below.

CLASS A DIRECTORS

Class A Directors	Age	Business Experience, Public Company Directorships Held

Francesco Bellini	61

Director of Molson Coors since February 2005. Dr. Bellini previously served as a director of Molson since 1997, where he served on the Audit and Finance Committee, the Environment, Health and Safety Committee, and the Human Resources and Pension Fund Committee. He has served on Boards of various public and private companies. Dr. Bellini has been Chairman, President and Chief Executive Officer of BELLUS Health Inc. (formerly Neurochem Inc.), a leading Canadian biopharmaceutical company, since 2002. He is also Chairman of Picchio International, Inc. and Prognomix Inc., both companies involved in healthcare and a Board member of the Government of Canada’s Science Technology Innovation Council and Stem Cell Therapeutics. A pioneer in the Canadian biopharmaceutical industry, he was co-founder of Biochem Pharma, as well as Chairman and Chief Executive Officer from 1986 to 2001. A graduate of the University of New Brunswick with a Ph.D. in 1977, he has authored or co-authored more than twenty-five patents over his 20-year career as a research scientist. Dr. Bellini is an Officer of the Order of Canada.

Rosalind G. Brewer	46

Director of Molson Coors since February 2006. Ms. Brewer has been Senior Vice President and Division President of Operations and Regional General Manager of Wal-Mart Stores, Inc. since 2006. From 2004 to 2006, she served as President of Global Nonwovens division of Kimberly-Clark Corporation. Ms. Brewer had been with Kimberly-Clark since 1984, and held a variety of leadership positions across multiple businesses spanning technology and business aspects of the company. Ms. Brewer is immediate past president of Georgia’s non-profit Board of Directors Network, and serves on several other non-profit boards. She holds a B.S. in Chemistry from Spelman College, and has been a trustee of Spelman College since 2006.

Class A Directors	Age	Business Experience, Public Company Directorships Held

Peter H. Coors	62

Director since February 2005 and Chairman of the Board of Molson Coors since December 2008. Since July 2008, Mr. Coors has also served as Chairman of the Board of MillerCoors LLC, in which the Company owns a 42% interest. He previously served Molson Coors as Vice Chairman of the Board from 2005 to June 2008. He served Adolph Coors Company, predecessor company to Molson Coors, as Vice Chairman of the Board from 2002 to 2005, and Chief Executive Officer from 2000 to 2002. He has served Coors Brewing Company, a wholly owned subsidiary of the Company, as Executive Chairman of the Board of Directors since 2002, a director since 1973, and Chief Executive Officer from 1992 to 2000. Since joining Coors in 1971, he has served in a number of different executive and management positions for Coors, Coors Brewing Company, and Molson Coors. He was a director of U.S. Bancorp from 1996 until September 2008, and has been a director of Energy Corp. of America since 1996.

Melissa Coors Osborn	37

Director of Molson Coors since February 2005. Since July 2008, Ms. Coors Osborn has served as Director, Organizational Development, for MillerCoors LLC, in which the Company owns a 42% interest. From March 2007 to June 2008, Ms. Coors Osborn served as Director, CBC Strategy for Coors Brewing Company, a wholly owned subsidiary of the Company, prior to which she had served as Group Manager, CBC Strategy since 2005. Beginning in 1996, Ms. Coors Osborn served in a variety of managerial positions with emphasis on international markets for Coors Brewing Company. She has served as Caribbean area manager developing strategic annual business plans for the Caribbean markets, business development manager with emphasis on growth in profit and market share in key Coors Brewing Company markets, and brand manager for Coors Light, managing Molson Coors development and implementation of marketing strategy for the Hispanic market. She earned an M.B.A. (Marketing) from the University of Denver and holds a B.S. degree from Georgetown University in Foreign Service (Latin American Studies).

Franklin W. Hobbs	61

Director of Molson Coors since February 2005. Mr. Hobbs previously served as a director of Adolph Coors Company, predecessor company to Molson Coors, since 2001. Mr. Hobbs also served as a director of Coors Brewing Company, a wholly owned subsidiary of the Company, from 2001 to 2005. Mr. Hobbs is a graduate of Harvard College and Harvard Business School. He served as Chief Executive Officer and director for the investment bank, Houlihan Lokey Howard & Zukin from 2002 to January 2003. He served in roles of increasing responsibility at Dillon, Read & Co. Inc., an investment bank, from 1972 through 2000, finally serving as chairman of UBSWarburg following a series of mergers between Dillon Read and SBC Warburg, and later with Union Bank of Switzerland. He has been an operating partner with One Equity Partners, a private equity investment firm, since 2004. He also serves on the Board of Directors of Lord, Abbett & Co., and is President of the Board of Trustees at Milton Academy.

Andrew T. Molson	41

Director of Molson Coors since February 2005. Mr. Molson is a partner and Vice-Chairman of RES PUBLICA Consulting Group, a Montréal-based holding and management company of two leading professional services firms, NATIONAL Public Relations (where he has worked since 1997) and Cohn and Wolfe | Canada. He became a member of the Québec bar in 1994 and holds a law degree from Laval University, an A.B. from Princeton University and a Masters in corporate governance and ethics (Msc) from the University of London (Birkbeck College). In 2003, he was elected fellow and professional administrator of the Institute of Chartered Secretaries and Administrators. Mr. Molson serves on the boards of several organizations, including Concordia University, the Institute for Governance of Private and Public Organizations, the Ste-Justine Hospital Foundation, and the Molson Foundation, a

Class A Directors	Age	Business Experience, Public Company Directorships Held

		family foundation dedicated to the betterment of Canadian society. Mr. Molson also serves as Honorary Lieutenant Colonel of the Royal Montreal Regiment.

Geoffrey E. Molson	39

Director Nominee. Since 2006, Mr. Molson has been Vice President of Marketing for Molson, a wholly owned subsidiary of the Company. He previously served as Vice President of Sales and Marketing from 2004 to 2005, Vice President of Quality and Distributor Development from 2001 to 2004, and Key Account Sales Manager – Canada and Director of Trade Marketing from 1999 to 2001, for Molson USA, also a wholly-owned subsidiary of the Company. He was a senior consultant at CSC Consulting (formerly The Kalchas Group), a strategy consultancy firm, from 1996 to 1999. Prior to this he worked in media at The Coca-Cola Company. Mr. Molson serves on the board of directors of The Molson Foundation which supports philanthropic initiatives across Canada, as well as St. Lawrence University, and St. Mary’s Hospital Foundation. He is also a director of the Montreal Canadiens Hockey Club, a for-profit organization in which the Company owns a 19.9% interest. Mr. Molson was nominated to stand for election as a Director of the Company by the A-M Nominating Subcommittee.

Iain J.G. Napier	59

Director of Molson Coors since July 2008. Mr. Napier is currently Non-Executive Chairman of Imperial Tobacco Group plc (since February 2007), and of McBride plc (since July 2007), and is a Non-Executive Director of John Menzies plc (since September 2007). He has served as a Non-Executive Director of Collins Stewart plc since February 2007. Mr. Napier served as Chief Executive Officer of Taylor Woodrow plc, an international housing and development company, from 2002 to 2006. Prior to this, he worked extensively in the beer industry. From 2000 to 2001, he was Vice President U.K. and Ireland for InBev S.A., following their acquisition of Bass Brewers Ltd. From 1989 to 2000 he held various leadership positions with Bass, including as a main board Director and Chief Executive Officer of Bass Brewers and Bass International Brewers from 1996 to 2000. Earlier in his career, Mr. Napier also held senior management positions at Ford Motor Company and Whitbread plc. He also previously served as a Non-Executive Director of Tomkins plc, BOC Group plc, Henderson Global Investors (Holdings) plc, St Modwens Properties plc and Perrys plc. Mr. Napier was appointed to the Board by the A-M Nominating Subcommittee, and the Board concurred in his appointment. He was identified by a third party search firm that Molson Coors retains to assist in identifying and evaluating director candidates.

Pamela H. Patsley	52

Director of Molson Coors since February 2005. Ms. Patsley previously served as a director of Adolph Coors Company, predecessor company to Molson Coors, since 1996. Ms. Patsley served as a director of Coors Brewing Company, a wholly owned subsidiary of the Company, from 1996 to 2005. She has been Executive Chairman of the Board of Directors of MoneyGram International since January 2009. From 2002 until September 2007, she was President of First Data International, an international provider of electronic commerce and payment solutions for financial institutions and merchants. From 2000 to 2002, she served as Senior Executive Vice President of First Data Corp. and President of First Data Merchant Services, First Data Corp.’s merchant processing enterprise. Prior to joining First Data, she served as President, Chief Executive Officer and director of Paymentech. She began her Paymentech career as a founding officer of First USA, Inc. Before joining First USA, she was with KPMG Peat Marwick. She is also a director of Texas Instruments Inc. and Dr Pepper Snapple Group, Inc.

H. Sanford Riley	58

Director of Molson Coors since February 2005. Mr. Riley previously served as a director of Molson since 1999. He has been President and Chief Executive Officer of Richardson Financial Group, Ltd., a specialized financial services company, since 2003. Between 1992 and 2001, he served as President and Chief Executive Officer of Investors Group Inc., a personal financial services organization, retiring as Chairman

Class A Directors	Age	Business Experience, Public Company Directorships Held

in 2002. Mr. Riley served on the Board of Great West Lifeco until 2002, and has served as a director of The North West Company since 2002, becoming Chairman in 2008. His community affiliations include serving as Chancellor of the University of Winnipeg and past Chairman of the Manitoba Business Council. He obtained a B.A. from Queen’s University and an LLB from Osgoode Hall Law School. Mr. Riley is a Member of the Order of Canada.

Peter Swinburn	56

Director, Chief Executive Officer and President of Molson Coors since July 2008. Since July 2008, Mr. Swinburn has also served as a Director of MillerCoors LLC, in which the Company owns a 42% interest. Mr. Swinburn has also been President and Chief Executive Officer since October 2007, and a director since August 2008, of Coors Brewing Company, a wholly owned subsidiary of the Company. He served as President and Chief Executive Officer of Coors Brewers Limited, a division of Molson Coors Brewing Company, from 2005 to October 2007. Before that, he served as President and Chief Executive Officer, Coors Brewing Worldwide and Chief Operating Officer of Coors Brewers Limited from Coors’ acquisition of Coors Brewers Limited in 2002 until 2003. Prior to Coors acquiring Coors Brewers Limited, Mr. Swinburn was Sales Director for Bass Brewers (the predecessor entity to Coors Brewers Limited) from 1994 to 2002. Mr. Swinburn is required to be nominated to serve on the Board of Directors according to the Company’s certificate of incorporation, by virtue of his position as Chief Executive Officer of the Company.

CLASS B DIRECTORS

Class B Directors	Age	Business Experience, Public Company Directorships Held

John E. Cleghorn	67

Director of Molson Coors since February 2005. Mr. Cleghorn previously served as a director of Molson since 2003. He has been Chairman of the Board of Canadian Pacific Railway since May 2006 and has been a director since 2001. Mr. Cleghorn was Chairman of the Board of SNC-Lavalin Group Inc., an international engineering and construction company from 2002 until May 2007. He retired as Chairman of the Board and Chief Executive Officer of the Royal Bank of Canada in 2001, a position he had held since 1995. He held several senior positions at Royal Bank of Canada including President in 1986, Director in 1987, Chief Operating Officer in 1990, Chief Executive Officer in 1994 and Chairman and Chief Executive Officer in 1995. He graduated with a B.Comm. from McGill University in 1962, where he is Governor Emeritus. He is an Officer of the Order of Canada and a Fellow of the Institute of Chartered Accountants in Ontario and Québec.

Charles M. Herington	49

Director of Molson Coors since February 2005. Mr. Herington previously served as a director of Adolph Coors Company, predecessor company to Molson Coors, since 2003. In 2008, Mr. Herington was appointed Executive Vice President, Avon Products Inc., and President, Avon Latin America. He had previously served in other senior positions with the Avon Products Company since 2006. Before that he was President and Chief Executive Officer of America Online Latin America for seven years. (In June 2005, America Online Latin America filed a voluntary petition for Chapter 11 bankruptcy. In April 2006, the bankruptcy court approved the company’s recovery and liquidation plan.) He served as President of Revlon Latin America during 1998, prior to which he held various executive positions with PepsiCo Restaurants International, including serving as Regional Vice President of Kentucky Fried Chicken, Pizza Hut and Taco Bell for South America, Central America and the Caribbean from 1990 to 1997. He also held several high level positions in management and marketing with Procter & Gamble in Canada, Puerto Rico and Mexico during the 10 years before his association with PepsiCo. He currently serves as a director of NII Holdings, Inc. (formerly known as Nextel International).

Class B Directors	Age	Business Experience, Public Company Directorships Held

David P. O’Brien	67

Director of Molson Coors since February 2005. Mr. O’Brien previously served as a director of Molson since 2002. He has been the Chairman of the Board of Directors of the Royal Bank of Canada since February 2004. He has also been Chairman of the Board of Directors of EnCana Corporation, an oil and gas company, since 2002. He was Chairman of the Board of Directors and Chief Executive Officer of PanCanadian Petroleum (which subsequently merged with Alberta Energy Company Ltd. to form EnCana Corporation), from 2001 through 2002 and, before that, Chairman of PanCanadian since 1991. He was Chairman of the Board of Directors, President and Chief Executive Officer of Canadian Pacific Limited, an energy, hotels and transportation company, from 1996 to 2001. He is also a director of TransCanada Pipelines Limited and Enerplus Resources Fund. Mr. O’Brien is Chancellor of Concordia University, a director of the C.D. Howe Institute, a research and educational institution, and a member of the Science, Technology and Innovation Council of Canada, and he is an Officer of the Order of Canada.

There are no family relationships among any of the directors or director nominees other than Peter H. Coors and Melissa Coors Osborn, who are father and daughter, and Andrew T. Molson and Geoff Molson, who are brothers.

The Board of Directors recommends a vote FOR each of the persons listed above, and executed proxies that are returned will be so voted unless otherwise instructed.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Corporate governance of Molson Coors is determined with reference to its charter and bylaws, the rules and regulations of the U.S. Securities and Exchange Commission, and the listing requirements of both the New York and Toronto Stock Exchanges. The Toronto Stock Exchange has agreed to defer to the NYSE most regulatory matters that would otherwise be applicable to Molson Coors, provided that Molson Coors remains in compliance with the requirements of the NYSE. Accordingly, unless specifically noted in this section, references to compliance with NYSE rules also presume compliance with the corresponding Toronto Stock Exchange governance rules.

Board Size

As set forth in our bylaws, the Board has the power to fix the number of directors by resolution. The Board has currently set the number of directors at 15 (twelve Class A directors, including two management directors as described below, and three Class B directors); however, for purposes of this annual meeting, only 14 directors are being nominated for election. There will be one Class A director vacancy which the Board does not currently plan to fill. At the annual meeting, votes may not be cast for a greater number of director nominees than the 14 nominees named in the proxy statement. Our certificate of incorporation and bylaws provide that the Board may change the size of the Board by vote of at least two-thirds of the authorized number of directors (including vacancies).

Nomination of Directors

Because more than 50% of the voting power of Molson Coors is controlled by the Coors and Molson families through the voting trust agreements described above, Molson Coors is a “controlled company” under the NYSE listing standards. The listing standards permit controlled companies to rely on exemptions from certain corporate governance-related requirements, including the requirement that the board have a nominating committee composed entirely of independent directors with a written charter addressing matters specified by the NYSE. Molson Coors has elected to rely on this exemption. Accordingly, nominees for election to the Board will be selected by the full Board, and by a Nominating Committee and nominating subcommittees established pursuant to the Molson Coors certificate of incorporation. The chart below illustrates how our directors are nominated and who is entitled to elect them:

Nominating Body	Director Nominees
Class A-C Nominating Subcommittee: Peter H. Coors Melissa Coors Osborn	•	5 director nominees to be elected by Class A common stock and special Class A voting stock (3 of whom shall be independent)

Class A-M Nominating Subcommittee: Eric H. Molson Andrew T. Molson	•	5 director nominees to be elected by Class A common stock and special Class A voting stock (3 of whom shall be independent)

Nominating Committee: Peter H. Coors Melissa Coors Osborn Eric H. Molson Andrew T. Molson John E. Cleghorn	•

2 director nominees to be elected by Class A common stock and special Class A voting stock (must include Chief Executive Officer (currently Peter Swinburn) and one member of management approved by at least two-thirds of authorized number of directors (currently vacant))

Molson Coors Brewing Company Board of Directors:	•	3 director nominees to be elected by Class B common stock and special Class B voting stock (all of whom shall be independent)

Class A-C and A-M Nominating Subcommittees (Non-Board Level)

The Class A-M nominating subcommittee nominates five candidates to stand for election by the holders of Class A common stock and special Class A voting stock. We refer to the directors elected according to this nomination process as Molson directors. The Class A-M nominating subcommittee must exercise this nominating power to ensure that at all times a majority of the Molson directors are independent as defined under our certificate of incorporation. The Class A-M nominating subcommittee is currently comprised of Eric H. Molson and Andrew T. Molson.

The Class A-C nominating subcommittee nominates five candidates to stand for election by the holders of Class A common stock and special Class A voting stock. We refer to the directors elected according to this nomination process as Coors directors. The Class A-C nominating subcommittee must exercise this nominating power to ensure that at all times a majority of the Coors directors are independent as defined under our certificate of incorporation. The Class A-C nominating subcommittee is currently comprised of Peter H. Coors and Melissa Coors Osborn.

The Class A-M nominating subcommittee fills vacancies caused by the removal, resignation, retirement or death of a Molson director and fills newly-created seats designated to be filled by Molson directors, and the Class A-C nominating subcommittee fills vacancies caused by the removal, resignation, retirement or death of a Coors director and fills newly-created seats designated to be filled by Coors directors.

The Class A-M nominating subcommittee ceases to have the right to make nominations if Pentland, and other Molson family stockholders from time to time party to the voting trust agreements, cease to beneficially own, in the aggregate, a number of shares of Molson Coors common stock and exchangeable shares (as adjusted for any stock split, recapitalization, reclassification, reorganization or similar transaction) equal to at least 2% of the aggregate number of shares of Molson Coors common stock and exchangeable shares outstanding on the date of the completion of the merger transaction, of which at least 1,650,000 shares must be Class A common stock and/or Class A exchangeable shares. Similarly, the Class A-C nominating subcommittee ceases to have the right to make nominations if the Coors Trust or the specified members of the Coors family who select the Coors family representative no longer beneficially own, in the aggregate, a number of shares of Molson Coors common stock and exchangeable shares (as adjusted for any stock split, recapitalization, reclassification, reorganization or similar transaction) equal to at least 3% of the aggregate number of shares of Molson Coors common stock and exchangeable shares outstanding on the date of the completion of the merger transaction, of which at least 1,650,000 shares must be Class A common stock and/or Class A exchangeable shares. In either case, if the applicable nominating committee ceases to have the right to make nominations, then the committee will be disbanded and independent directors (as that term is defined in the Molson Coors certificate of incorporation) will replace the subcommittee’s members on the nominating committee.

Nominating Committee

A stand-alone nominating committee (the Nominating Committee): (1) nominates two candidates meeting the qualifications described below to stand for election by the holders of Class A common stock and special Class A voting stock; (2) assists the Board in evaluating candidates for nomination as recommended by the stockholders; and (3) takes up other business properly presented to it.

The members of the Class A-M and Class A-C nominating subcommittees serve on the Nominating Committee and select another member of the Board who is independent to also serve on the Nominating Committee, currently John E. Cleghorn.

The full Nominating Committee names two director nominees to stand for election by the holders of Class A common stock and special Class A voting stock, who must be the following people, subject to the fiduciary duties of the committee:

•                  The Chief Executive Officer of Molson Coors, currently Peter Swinburn; and

•                  A member of management approved by at least two-thirds of the authorized number of directors (including vacancies). The person who previously held this board seat resigned. The Board currently does not plan to fill this position.

The Company Bylaws provide that the directorship of the individual serving on the Board by virtue of his being the Company’s Chief Executive Officer shall terminate upon such individual’s ceasing to be the CEO. The Nominating Committee also has the power to fill vacancies in the two director positions referred to above (with director candidates meeting the qualifications mentioned above).

The Nominating Committee’s written charter is posted on our website at www.molsoncoors.com.

Nominations by the Board of Directors

The full Board nominates three independent candidates to stand for election by the holders of Class B common stock and special Class B voting stock, and has the power to fill corresponding vacancies. All such nominations require the approval of at least two-thirds of the authorized number of directors (including vacancies) on the Board.

Candidates Recommended by Stockholders

The Board will consider and evaluate a Class B director candidate recommended by a stockholder in the same manner as candidates from other sources. The Board will assess any director nominees taking into account several factors including, but not limited to, issues such as the individual’s: (i) personal qualities and characteristics, accomplishments and reputation in the business community; (ii) current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business; (iii) ability and willingness to commit adequate time to Board and committee matters; (iv) skills and personality and their fit with other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; (v) diversity, personal and professional background, experience; and (vi) fit with the perceived needs of both the Company and the Board at the time. The Board will ultimately recommend nominees that it believes will enhance the Board’s ability to manage and direct, in an effective manner, the affairs and business of Molson Coors.

Stockholders wishing to recommend a director candidate to serve on the Board as a Class B Director may do so by providing advance written notice to Molson Coors following the same procedures set forth under “Stockholder Proposals and Nominations”.

Director Independence

At all times, at least a majority of the Molson Coors directors are independent directors, although Molson Coors is not required to have a majority of independent directors because it is a “controlled company” under NYSE listing standards. The Molson Coors certificate of incorporation contains provisions intended, however, to ensure that at all times a majority of the directors will be independent. The Molson Coors certificate of incorporation defines an independent director as any director who is independent of the management of Molson

Coors, and is free from any interest and any business or other relationship (other than interests or relationships arising from ownership of shares of Molson Coors stock) which could, or could reasonably be perceived to, materially interfere with the director’s ability to act with a view to the best interests of Molson Coors.

At its meeting held on February 20, 2009, the Board adopted Director Independence Standards that are consistent with the NYSE listing standards and the Company’s certificate of incorporation. These standards are attached as Appendix A. Based on these standards, the Board determined that each of the following directors is independent:

Francesco Bellini	Charles M. Herington	David P. O’Brien
Rosalind G. Brewer	Franklin W. Hobbs	Pamela H. Patsley
John E. Cleghorn	Iain J.G. Napier	H. Sanford Riley

Executive Sessions of Non-employee and Independent Directors and Communications between Stockholders and the Board

The Board generally holds executive sessions of its non-employee directors at each regularly scheduled meeting. The chairmanship of such executive sessions rotates among the non-employee directors. In addition, the independent directors meet at each regularly scheduled Board meeting. The chairmanship of such sessions rotates among the independent directors.

Interested parties, including stockholders, may communicate directly with the Chairman of the Board, Chairman of the Audit Committee, or the non-employee directors as a group by writing to those individuals or the group at the following address: Molson Coors Brewing Company, c/o Corporate Secretary, 1225 17th Street, Suite 3200, Denver, Colorado 80202. Correspondence received by the Secretary will be forwarded to the appropriate person or persons in accordance with the procedures adopted by a majority of the independent directors of the Board. When reporting a concern, please supply sufficient information so that the matter may be addressed properly. Although you are encouraged to identify yourself to assist Molson Coors in effectively addressing your concern, you may choose to remain anonymous, and Molson Coors will use reasonable efforts to protect your identity to the extent appropriate or permitted by law.

Corporate Governance Guidelines; Code of Business Conduct

The Board has adopted Board of Directors Charter and Corporate Governance Guidelines to promote the functioning of the Board and its committees, and to set forth a common set of expectations as to how the Board should function. The Corporate Governance Guidelines provide, among other things, guidance on the composition of the Board, the criteria to be used in selecting director nominees, retirement of directors, expectations by Molson Coors of its directors and evaluation of Board performance.

In addition, all of Molson Coors’ directors and employees, including its Chief Executive Officer, Chief Financial Officer, and other senior financial officers, are bound by Molson Coors’ Code of Business Conduct, which complies with the requirements of the New York Stock Exchange and the SEC to ensure that the business of Molson Coors is conducted in a legal and ethical manner. The Code of Business Conduct covers all areas of professional conduct, including employment policies, conflicts of interest, fair dealing, and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business. Molson Coors intends to disclose future amendments to, or waivers from, certain provisions of the Code of Business Conduct for executive officers and directors on its website within four business days following the date of such amendment or waiver.

Available Information

Molson Coors’ current Corporate Governance Guidelines, Code of Business Conduct, and written charters for its Audit, and Compensation and Human Resources Committees are posted on our website at www.molsoncoors.com. Stockholders may also request a free copy of these documents from: Molson Coors Brewing Company, c/o Shareholder Services, 1225 17th Street, Suite 3200, Denver, Colorado 80202.

Directors’ Attendance

During 2008, the Board of Molson Coors held five meetings in person, and five meetings telephonically. In 2008, all directors attended 75% or more of the aggregate of meetings of the Board and its committees held during their respective terms, except for Mr. Hobbs and Mr. Kiely. Directors are expected (but not formally required) to attend annual meetings of stockholders. Each of the current directors who was serving as a director at the time, attended the 2008 annual meeting.

Board Committees

The Board currently has three separately designated standing committees: the Audit Committee, the Compensation and Human Resources Committee and the Finance Committee. In addition to the three standing committees, the Board may from time to time establish additional committees.

The following table breaks down the current membership for each of our Board committees.

Audit Committee	Compensation and Human Resources Committee	Finance Committee
John E. Cleghorn*	Rosalind G. Brewer	Francesco Bellini
Franklin W. Hobbs	Charles M. Herington	Peter H. Coors
Iain J.G. Napier	Pamela H. Patsley	Franklin W. Hobbs*
David P. O’Brien	H. Sanford Riley*	David P. O’Brien

* Denotes Chairman of the committee.

Audit Committee

The Audit Committee has four members. It met four times in person and six times telephonically in 2008. The Audit Committee is comprised solely of non-employee Directors, all of whom the Board has determined are independent pursuant to the New York Stock Exchange rules, the Company’s certificate of incorporation and Director Independence Standards, and Rule 10A-3 under the Securities Exchange Act of 1934. The Board has determined that all the members of the Audit Committee are financially literate pursuant to the New York Stock Exchange rules. The Board also has determined that each of Messrs. Cleghorn and Hobbs are Audit Committee Financial Experts within the meaning stipulated by the U.S. Securities and Exchange Commission.

The Audit Committee’s responsibilities, discussed in more detail in the charter, include, among other duties, the responsibility to:

•                  Assist the Board in review and oversight of the conduct and integrity of Molson Coors’ financial reporting to any governmental or regulatory body, the public or other users thereof;

•                  Assist the Board in review and oversight of Molson Coors’ systems of internal control or financial reporting and disclosure controls and procedures;

•                  Assist the Board in review and oversight of the qualifications, engagement, compensation, independence and performance of Molson Coors’ independent registered public accounting firm, its conduct of the annual audit, and its engagement for any other lawful services;

•                  Assist the Board in review and oversight of Molson Coors’ legal and regulatory compliance; and

•                  Prepare the Audit Committee report required by the rules and regulations of the U.S. Securities and Exchange Commission to be included in Molson Coors’ annual proxy statement.

Compensation and Human Resources Committee

The Compensation and Human Resources Committee has four members and met four times in person and three times telephonically in 2008. The Compensation and Human Resources Committee is comprised solely of non-employee Directors, all of whom the Board has determined are independent pursuant to the New York Stock Exchange rules and the Company’s certificate of incorporation and Director Independence Standards.

The Compensation and Human Resources Committee’s responsibilities, discussed in more detail in the charter, include, among other duties, the responsibility to:

•                  Review and approve compensation levels for the Company’s executive officers, although the entire Board must approve Chief Executive Officer compensation;

•      Review and approve management incentive compensation policies and programs;

•      Review and approve equity compensation programs for Molson Coors’ employees, and exercise discretion in the administration of such programs; and

•      Produce an annual report on executive compensation required by the rules and regulations of the U.S. Securities and Exchange Commission to be included in Molson Coors’ annual proxy statement.

The Committee is also authorized to select, retain and approve the fees of compensation consultants, outside counsel and other advisors. Molson Coors pays the necessary or appropriate expenses of the Committee.

The details of the processes and procedures used for determining compensation of the Company’s executive officers are set forth in the Compensation Discussion & Analysis beginning on page 23.

The Compensation and Human Resources Committee engaged Compensation Strategies, Inc. (Compensation Strategies) until November 2008, when it retained the firm of Towers Perrin, as its compensation consultant to provide independent advice and assist in the development and evaluation of the Company’s executive and director compensation policies. The roles of Compensation Strategies and subsequently Towers Perrin, with respect to compensation decisions in 2008, are set forth in more detail in the Compensation Discussion & Analysis beginning on page 23.

The Compensation and Human Resources Committee Report on Executive Compensation is included on page 32 of this proxy statement.

During fiscal 2008 and as of the date of this proxy statement, none of the members of the Compensation and Human Resources Committee was or is an officer or employee of the Company, and no executive officer of the Company served or serves on the compensation committee or board of any company that employed or employs any member of the Company’s Compensation and Human Resources Committee or Board of Directors.

Finance Committee

The Finance Committee has three members and met four times in person and two times telephonically in 2008. Each of the members of the Finance Committee, other than Mr. Coors, is a non-employee Director, whom the Board has determined is independent pursuant to the New York Stock Exchange rules and the Company’s certificate of incorporation.

The Finance Committee’s responsibilities, discussed in more detail in the charter, include, among other duties, the responsibility to:

•      Oversee and review the Company’s financial and investment policies, strategies and guidelines;

•      Monitor the Company’s financial condition and its requirements for funds;

•      Monitor the Company’s debt portfolio, interest rate risk, expense management, credit facilities and liquidity;

•      Review and approve the amounts, timing, types and terms of the issuance of public and private debt securities by the Company;

•      Monitor relationships with credit rating agencies and the ratings given to the Company; and

•      Review periodically the Company’s hedging plans, transactions and results.

RATIFY APPOINTMENT OF AUDITORS

(Proposal No. 2)

The Board of Directors is asking stockholders to consider and act upon a proposal for the ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP (PwC) as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2009. PwC was our independent registered public accounting firm for the fiscal year ended December 28, 2008

Although current law, rules and regulations, as well as the Charter of the Audit Committee, require the Company’s independent registered public accounting firm to be engaged and supervised by the Audit Committee, the Board is submitting the selection of PwC for ratification by stockholders as a matter of good corporate practice. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection of the external auditor and may conclude that it is in the best interests of the Company to retain PwC for the current fiscal year. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders.

Representatives of PwC are expected to be present at the annual meeting to respond to questions and may make a statement if they so desire.

Fees

Set forth below are the aggregate fees billed by PwC for professional services rendered to Molson Coors during fiscal years 2008 and 2007:

	Fiscal Year
	2008	2007
	(in thousands)
Audit Fees(1)	$4,321	$3,650
Audit-Related Fees(2)	289	960
Tax Fees(3)	0	20
All Other Fees(4)	408	24
Total Fees	$5,018	$4,654

(1)   Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP in connection with its audit of our consolidated financial statements and our internal control over financial reporting for the fiscal years 2008 and 2007 and the quarterly reviews of our financial statements included in Forms 10-Q.

(2)   Includes amounts related to other special accounting projects and audits of our joint ventures.

(3)   Tax compliance and related tax services.

(4)   Special project assistance, most notably UK pension advisory work.

Pre-Approval Policy Regarding Independent Registered Public Accounting Firm Services

The Audit Committee pre-approves all audit, non-audit and internal control-related services provided by the independent registered public accounting firm prior to the engagement of the independent registered public accounting firm with respect to such services. The Chairman of the Audit Committee has been delegated authority by the Committee to pre-approve interim services by the independent registered public accounting firm other than the annual audit. The Chairman must report all such pre-approvals to the entire Audit Committee at the next committee meeting.

The Board of Directors recommends a vote FOR the proposal ratifying the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2009, and proxies that are returned will be so voted unless otherwise instructed.

AUDIT COMMITTEE REPORT

The role of the Audit Committee of the Board of Directors is to prepare this report and to assist the Board in its oversight of: (1) the conduct and integrity of Molson Coors’ financial reporting to any governmental or regulatory body, the public or other users thereof; (2) Molson Coors’ systems of internal control over financial reporting and disclosure controls and procedures; (3) the qualifications, engagement, compensation, independence and performance of Molson Coors’ independent registered public accounting firm, its conduct of the annual audit, and its engagement for any other lawful purposes; and (4) Molson Coors’ legal and regulatory compliance. The Board, in its business judgment, has determined that: all members of the Audit Committee are “independent” as required by applicable listing standards of the New York Stock Exchange and Molson Coors’ Director Independence Standards, Rule 10A-3 under the Exchange Act and Molson Coors’ certificate of incorporation; all members are financially literate and have accounting or related financial management expertise; and that at least one member of the Committee (two currently: John E. Cleghorn and Franklin W. Hobbs)

qualifies as an “audit committee financial expert” as defined in the applicable regulations of the SEC. The Audit Committee operates pursuant to a written Charter, a copy of which can be found on our website at: www.molsoncoors.com. As set forth in the Charter, management of Molson Coors is responsible for the preparation, presentation and integrity of Molson Coors’ financial statements, and the effectiveness of internal control over financial reporting. Management is responsible for maintaining Molson Coors’ accounting and financial reporting principles and internal controls and procedures reasonably designed to assure compliance with accounting standards and applicable laws and regulations. Molson Coors has a full-time Internal Audit department that reports to the Audit Committee. The Internal Audit department is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of Molson Coors’ internal controls relating, for example, to the reliability and integrity of Molson Coors’ financial information and the safeguarding of assets. The independent registered public accounting firm is responsible for auditing Molson Coors’ financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and PwC. The Audit Committee has also discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T. Finally, the Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee on independence. The Audit Committee has ultimate authority and responsibility to select, evaluate, and, when appropriate, replace the Molson Coors’ independent registered public accounting firm. The fees billed by PwC for non-audit services were pre-approved by the Audit Committee and were also considered in the discussions of independence.

Audit Committee members are not employees of Molson Coors, and do not perform the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of Molson Coors’ financial statements has been carried out in accordance with standards of the PCAOB, that the financial statements are presented in accordance with accounting principles generally accepted in the United States or that Molson Coors’ registered public accounting firm is in act “independent.”

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board that the audited financial statements be included in Molson Coors’ Annual Report on Form 10-K for the year ended December 28, 2008, to be filed with the U.S. Securities and Exchange Commission. The Audit Committee also appointed PwC as the independent registered public accounting firm for Molson Coors for fiscal 2009, subject to ratification by the Company’s stockholders.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

John E. Cleghorn	Franklin W. Hobbs	Iain J.G. Napier	David P. O’Brien

BENEFICIAL OWNERSHIP

The following table contains information about the beneficial ownership of our capital stock as of March 16, 2009 (unless otherwise noted), for each of our current directors and director nominees, each of our named executive officers, all directors and executive officers as a group and each stockholder known by us to own beneficially more than 5% of any class of our voting common stock. Unless otherwise indicated, and subject to any interests of the reporting person’s spouse, the person or persons named in the table have sole voting and investment power, based on information furnished by such reporting persons. Shares of common stock subject to options or other rights currently exercisable or exercisable within 60 days following the date of the table are deemed outstanding for computing the share ownership and percentage of the person holding such options or rights, but are not deemed outstanding for computing the percentage of any other person. All share numbers and ownership percentage calculations below assume that all Class A exchangeable shares and Class B exchangeable shares have been converted on a one-for-one basis into corresponding shares of Class A common stock and Class B common stock.

	Number of		Percent of		Number of		Percent of
Name of beneficial owner	Class A Shares		class(1)		Class B Shares(2)		class(1)
Adolph Coors, Jr. Trust	5,044,534	(3)	87.6	%(3)	21,445,988	(4)	12.1%
Pentland Securities (1981) Inc.	5,044,534	(3)	87.6	%(3)	3,449,600		2.0%
4280661 Canada Inc.	5,044,534	(3)	87.6	%(3)	*		*
Adolph Coors Company LLC(4)	2,520,000		43.8%		21,445,988		12.1%
Peter H. Coors	—	(5)	—		23,872,216	(5)	13.3%
Melissa Coors Osborn	—	(6)	—		16,177	(6)	*
Eric H. Molson	5,044,534	(3)	87.6	%(3)	4,407,114	(7)	2.5%
Andrew T. Molson	100		*		3,452,784	(8)	2.0%
Geoff Molson	1,652		*		42,580	(9)	*
FMR Corp.	—		—		17,029,942	(10)	9.6%
Capital Research Global Investors	—		—		16,398,580	(11)	9.2%
Kevin Boyce	—		—		186,387	(12)	*
Stewart Glendinning	—		—		69,680	(13)	*
Mark Hunter	—		—		69,650	(14)	*
Peter Swinburn	—		—		213,133	(15)	*
Francesco Bellini	—		—		36,182	(16)	*
Rosalind Brewer	—		—		10,768	(17)	*
John E. Cleghorn	—		—		14,297	(18)	*
Charles M. Herington	—		—		18,190	(19)	*
Franklin W. Hobbs	—		—		16,530	(20)	*
Iain J.G. Napier	—		—		—		*
David P. O’Brien	—		—		12,290	(21)	*
Pamela H. Patsley	—		—		19,060	(22)	*
H. Sanford Riley	—		—		33,751	(23)	*
All directors and executive officers as a group, including persons named above (24 persons)	5,046,286	(3)	87.6	%(3)	32,917,508	(24)	18.4	%(24)

*                                         Denotes less than 1%

(1)           Except as set forth above and based solely upon reports of beneficial ownership required to be filed with the SEC pursuant to Rule 13d-1 under the Securities and Exchange Act of 1934, we do not believe that any other person beneficially owned, as of March 16, 2009, greater than 5% of our outstanding Class A common stock or Class B common stock.

(2)           Includes unvested Restricted Stock Units (RSUs) held by retirement-eligible executives (Messrs. Coors and Swinburn), Deferred Stock Units (DSUs) held by directors, and shares underlying currently exerciseable options (Current Options) and options exercisable within 60 days following March 16, 2009 (60-day Options), where applicable.

(3)           Includes beneficial ownership of 1,857,476 Class A shares (or shares directly exchangeable for Class A shares) owned by Pentland Securities (1981) Inc. (Pentland), 667,058 shares owned by 4280661 Canada Inc., and 2,520,000 shares owned by Adolph Coors Company LLC (ACC), as Trustee of the Adolph Coors Jr. Trust, all due to shared voting power resulting from a Voting Agreement between Pentland, 4280661 Canada Inc. and the Adolph Coors, Jr. Trust.Pursuant to the Voting Agreement, the parties agreed that the Class A shares (and shares directly exchangeable for Class A shares) are to be voted in accordance with the voting provisions of certain Voting Trust Agreements.

The address for each of the Adolph Coors, Jr. Trust and Adolph Coors Company LLC is: 2120 Carey Avenue, Suite 412, Cheyenne, Wyoming 82001.

The address for each of Pentland and 4280661 Canada Inc. is 335 8th Avenue S.W., 3rd Floor, Calgary, Alberta, Canada T2P 1C9.

(4)           This number Includes beneficial ownership of 18,505,988 Class B shares owned by ACC, as Trustee of the Adolph Coors, Jr. Trust. Peter H. Coors and Melissa Coors Osborn each disclaim beneficial ownership of the shares beneficially held by ACC.

ACC is a Wyoming limited liability company (i) whose members consist of various Coors family trusts, including the Adolph Coors, Jr. Trust, the May Kistler Coors Trust, the Grover C. Coors Trust, the Augusta Coors Collbran Trust, the Bertha Coors Munroe Trust B, the Herman F. Coors Trust and the Louise Coors Porter Trust; (ii) which serves as trustee of such Coors family trusts; and (iii) whose Board of Directors consists of various Coors family members, including Peter H. Coors and Melissa Coors Osborn. The members of ACC, by and through ACC’s Board of Directors, have dispositive power over these shares. Members of ACC’s Board of Directors have dispositive power over these shares as a result of their role as Directors of ACC, as trustee of such Coors family trusts, to the extent of such Coors family trusts’ dispositive rights, but each of these Directors disclaims beneficial ownership of the shares owned by ACC on behalf of the respective trusts except to the extent of his or her pecuniary interest therein

(5)           Mr. Coors’ holdings do not include 2,520,000 shares of Class A common stock owned by ACC as described above in the table, and Mr. Coors disclaims beneficial ownership of these shares. His Class B holdings include 21,445,988 shares of Class B common stock owned by ACC, although Mr. Coors disclaims beneficial ownership of these shares. Mr. Coors is a director and executive officer of ACC. The SEC does not require disclosure of these shares. This number also includes 1,064 shares held in the name of Mr. Coors’ wife, as to which he disclaims beneficial ownership. This number includes Current Options to purchase 1,780,882 shares of Class B common stock, 60-Day Options to purchase 25,840 shares of Class B common stock, and 95,681 RSUs. If Mr. Coors were to be attributed beneficial ownership of the Class A shares held by ACC, he would beneficially own 43.8% of the Class A common stock.

(6)           Ms. Coors Osborn’s holdings do not include 2,520,000 shares of Class A common stock, nor 21,445,998 shares of Class B common stock owned by ACC, as to all of which Ms. Coors Osborn disclaims beneficial ownership. Ms. Coors Osborn is a director of ACC. The SEC does not require disclosure of these shares. This number includes Current Options to purchase 7,400 shares of Class B common stock. If Ms. Coors Osborn were to be attributed beneficial ownership of the shares held by ACC, she would beneficially own 43.8% of the Class A common stock and 12.1% of the Class B common stock.

(7)           This number includes 3,449,600 Class B shares (or shares exchangeable for Class B shares) directly owned by Pentland. Lincolnshire Holdings Limited (Lincolnshire) owns 64% of Pentland, and Eric Molson is the sole owner of Lincolnshire, so this number also includes 71,280 shares directly exchangeable for Class B shares directly owned by Lincolnshire and 883,234 shares directly exchangeable for Class B shares directly owned by 4198832 Canada Inc. (4198832) (of which Lincolnshire holds 100% of the voting shares). Of the shares directly owned by 4198832, 400,000 shares are pledged as collateral under a forward contract with an unaffiliated third party buyer as part of a monetization transaction, due to settle on December 12, 2013, at the option of 4198832, in cash or 400,000 shares of Class B exchangeable shares, or Class B shares exchanged for the Class B exchangeable shares.

The address for each of Lincolnshire Holdings Limited and 4198832 is 335 8th Avenue S.W., 3rd Floor, Calgary, Alberta, Canada, T2P 1C9.

(8)           This number includes 3,449,600 Class B shares (or shares exchangeable for Class B shares) directly owned by Pentland, of which Mr. Molson serves as president. These shares are included as a result of arrangements under the Amended and Restated Stockholders Agreement dated as of February 9, 2005, between Lincolnshire Holdings Limited, Nooya Investments Limited, Pentland, 4280661 Canada Inc., Eric Molson and Stephen Molson, with respect to the securities held by, and governance of, Pentland. The address for Mr. Molson is c/o Res Publica Consulting Group, 2001 McGill College Avenue, Suite 800, Montréal, Québec H3A 1G1.

(9)           Includes Current Options to purchase 32,016 shares of Class B Common Stock.

(10)         This information is derived exclusively from Amendment No. 5 to Schedule 13G filed jointly by FMR LLC and affiliated entities (Fidelity Management & Research Company, Edward C. Johnson 3d, Strategic Advisers, Inc., Pyramis Global Advisors, LLC, Pyramis Global Advisors Trust Company and FIL Limited) with the U.S. Securities and Exchange Commission on February 17, 2009 reporting on beneficial ownership as of December 31, 2008. Addresses for the FMR entities are: FMR LLC, Fidelity Management & Research Company and Strategic Advisers, Inc.: 82 Devonshire Street, Boston, Massachusetts 02109; Pyramis Global Advisors, LLC and Pyramis Global Advisors Trust Company: 53 State Street, Boston, Massachusetts 02109; FIL Limited: Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda.

(11)         This information is derived exclusively from Amendment No. 1 to Schedule 13G filed by Capital Research Global Investors with the U.S. Securities and Exchange Commission on January 9, 2009 reporting on beneficial ownership as of December 31, 2008. The address for Capital Research Global Investors is 333 South Hope Street, Los Angeles, CA 90071.

(12)         Includes Current Options to purchase 163,144 shares of Class B common stock.

(13)         Includes Current Options to purchase 36,266 shares of Class B common stock and 60-Day Options to purchase 6,987 shares of Class B common stock.

(14)         Includes Current Options to purchase 49,198 shares of Class B common stock and 60-day Options to purchase 8,177 shares of Class B common stock.

(15)         Includes Current Options to purchase 141,867 shares of Class B common stock, 60-Day Options to purchase 7,806 shares of Class B common stock, and 34,684 RSUs.

(16)         Includes Current Options to purchase 814 shares of Class B Common Stock and 3,530 DSUs.

(17)         Includes 1,768 DSUs.

(18)         Includes Current Options to purchase 2,880 shares of Class B Common Stock and 3,935 DSUs.

(19)         Includes Current Options to purchase 8,500 shares of Class B Common Stock and 3,530 DSUs.

(20)         Includes Current Options to purchase 10,000 shares of Class B Common Stock and 3,530 DSUs.

(21)         Includes Current Options to purchase 5,760 shares of Class B Common Stock and 3,530 DSUs.

(22)         Includes Current Options to purchase 10,000 shares of Class B Common Stock and 1,316 DSUs.

(23)         Includes Current Options to purchase 6,336 shares of Class B Common Stock and 7,855 DSUs.

(24)         Includes unvested RSUs for Messrs. Coors and Swinburn, all unvested DSUs, and shares underlying Current Options and 60-day Options, referenced in footnotes 9 and 12 through 23 above, and for all executive officers not presented in the table, as if all such RSUs and DSUs had vested, and all Current Options and 60-day Options had been exercised, and as if all resulting shares were voted as a group.

MANAGEMENT AND EXECUTIVE COMPENSATION

Executive Officers

The following persons, as of March 16, 2009, hold the executive officer positions at Molson Coors set forth opposite their names:

Name	Age	Office, Business Experience, Public Company Directorships Held

Peter H. Coors	62	See “Election of Directors” above.

Peter Swinburn	57	See “Election of Directors” above.

Kevin T. Boyce	53

President and Chief Executive Officer, Molson Canada. Mr. Boyce joined Molson in 2004 as President and Chief Operating Officer, North America after almost 20 years with Unilever, a consumer products company. At Unilever, he held several positions, including President and Chief Executive Officer, Unilever Cosmetics International from 2003 to 2004, President and Chief Executive Officer, Unilever in Canada from 2000 to 2003, and President of Good Humor Breyer’s ice cream division of Unilever Canada prior to May 2000.

Stewart Glendinning	43

Chief Financial Officer. Mr. Glendinning has served in this position since July 2008, and has also served as Global Chief Financial Officer since August 2008 of Coors Brewing Company, a wholly-owned subsidiary of the Company. He is also a director of MillerCoors LLC, a subsidiary of Coors Brewing Company. He previously served as Chief Financial Officer since 2005 of Coors Brewers Limited, a wholly owned subsidiary of the Company. Prior to that, he served as a managing director of The Hackett Group (fka, Answerthink Inc.) from 1997 to 2005.

Ralph P. Hargrow	57

Chief People Officer. Mr. Hargrow joined Molson Coors in 2005. From 1999 to 2004 he served as Senior Vice President, Administration, Human Resources, Product Research & Development and Quality for International Multifoods Corporation, a manufacturer and marketer of branded consumer foods and foodservice products. Before that he served as Senior Vice President Human Resources & Administration

Name	Age	Office, Business Experience, Public Company Directorships Held

		for Rollerblade, Inc. Mr. Hargrow also held senior management positions at Ryder Aviall, Inc., Duquesne Light Company, Harah Inc., and Xerox Corporation.

Mark Hunter	46

President and Chief Executive Officer, Coors Brewers Limited. Mr. Hunter has served in these positions since December 2007. He previously served as chief commercial officer of Molson Canada from May 2005 to November 2007. From 1997 to 2005, he served as marketing director of Bass Brewers Ltd., which was acquired by Coors Brewing Company, a wholly owned subsidiary of the Company, in 2002 and renamed Coors Brewers Limited.

Cathy Noonan	52

Chief Shared Services Officer. Ms. Noonan has served in this capacity since 2005. From 1999 to 2005 she was Molson’s Senior Vice President, Global Costs. Before that, she was Senior Vice President, Planning of Hudson’s Bay Company, Canada’s largest department store retailer, and, from 1996 to 1998, she was Vice President, Logistics for Maple Leaf Meats, a meat products company.

David Perkins	55

President, Global Brand and Market Development. Mr. Perkins has served in this position since March 2008, and has also served as President of Global Market Development since May 2008 of Coors Brewing Company, a wholly owned subsidiary of the Company. He is also a director of MillerCoors LLC, a subsidiary of Coors Brewing Company. He previously served as Chief Global Strategy and Commercial Officer since 2005. Before that, he served as Chief Market Development Officer and President of Molson USA. He also served as President of Ontario West (2000), President, Ontario & Atlantic region (1995), Senior Vice President, Marketing, National (1992), Vice President, Business Director, Marketing, National (1989) and several other key positions within Molson beginning in 1981.

Gregory L. Wade	60

Chief Supply Chain Officer. Dr. Wade has served in this capacity since 2007. From 2005 he was Global Chief Technical Officer and Molson’s Senior Vice President, Quality Brewing. Prior to 2001, when he joined Molson, he was Corporate Vice President and Vice President, R&D/QA/Engineering/Safety and Purchasing, with Vlasic Foods International. From 1974 to 1998, he held several management positions with Campbell Soup Company, culminating with Senior Director, R&D/QA international grocery division.

Samuel D. Walker	50

Chief Legal Officer and Corporate Secretary. Mr. Walker has served in these capacities since 2005, and has also served as Vice President, Secretary and a Director since 2006 of Coors Brewing Company, a wholly owned subsidiary of the Company. He is also managing director of MillerCoors LLC, a subsidiary of Coors Brewing Company. Before that, he was Chief Legal Officer, U.S. & Worldwide and Group Vice President at Coors Brewing Company. Before joining the Company in 2002, Mr. Walker was a partner for ten years at the Washington, D.C. law firm of Wiley Rein LLP, handling trial and non-trial matters. He also has served in a variety of U.S. government positions. From 1990 through 1992, Mr. Walker served as an acting assistant secretary and deputy assistant secretary in the U.S. Department of Labor and Education. Mr. Walker also serves as Chief Compliance Officer.

William G. Waters	40

Controller and Chief Accounting Officer. Mr. Waters has served as Controller since September 2008, and as Chief Accounting Officer since May 2008. He has been Chief Financial Officer since May 2006 of Coors Brewing Company, a wholly owned subsidiary of the Company. Mr. Waters previously served as Vice President of Supply Chain Finance for Coors Brewing Company from 2005 to 2006; and Vice President, Finance of Coors Brewers Worldwide, a wholly owned subsidiary of the Company, from 2003 to 2005. Prior to that, he served in a variety of senior financial positions since joining the Company’s predecessor in 1993.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this section we describe the compensation of our named executive officers. This section also provides a perspective on our compensation policies and a guide to the executive compensation tables on pages 32 through 46 of this proxy statement. Our “named executive officers” are the executive officers listed in the Summary Compensation Table on page 32.

Executive Overview

This section provides a brief summary of key aspects of the Company’s executive compensation programs. Further detail regarding these and other topics are provided below.

In June 2008, the Company entered into a joint venture with SABMiller to create MillerCoors LLC (MillerCoors), the second largest brewer in the United States. The Company shares governance of MillerCoors with SABMiller on a 50/50 basis. The Company’s Board of Directors exercises this governance authority by overseeing five Company executives, including the CEO and CFO, who sit on the 10-person MillerCoors board of directors along with five executives of SABMiller. Decisions on executive and other compensation programs at MillerCoors are made under the direction of the MillerCoors compensation committee, which includes the Company’s CEO and Chairman, provided that the compensation of the MillerCoors CEO and certain other senior officers is subject to approval of the MillerCoors board. The MillerCoors compensation committee retains a compensation consultant and reports to the MillerCoors board as a whole. The Company’s executives sitting on the MillerCoors board are directed by policy to report on their compensation decisions to the Company’s Board of Directors and its Compensation and Human Resources Committee (the Committee). Accordingly, while the Committee does not directly set compensation for executives of MillerCoors, there is active oversight of MillerCoors’ compensation practices and procedures. Additionally, MillerCoors financial results impact the Company’s financial results, and therefore have an impact on certain executive compensation programs of the Company.

The creation of MillerCoors impacted the Company’s executive compensation arrangements in a number of ways. Certain Company executives, including Messrs. Leo Kiely and Timothy Wolf, became executives of MillerCoors. As a result, Mr. Peter Swinburn became the Company’s Chief Executive Officer and Mr. Stewart Glendinning became the Company’s Chief Financial Officer. Mr. Peter Coors became Executive Chairman of the Board of Directors of MillerCoors, while continuing to serve as Executive Chairman of Coors Brewing Company and as Vice Chairman of the Company’s Board. (Effective January 1, 2009, Mr. Coors became Chairman of the Company’s Board.)

The current global economic downturn may affect market practice with regard to certain executive compensation arrangements. The Committee, with the advice and counsel of its external compensation consultant, continues to monitor these effects and how they may impact the Company’s executive compensation strategy now and in the future.

Global Total Rewards Strategy

We have adopted a global total rewards policy to guide our executive and employee compensation programs. Our strategy for annual compensation rests on three propositions derived from best practices and internal discussions related to driving global growth within our industry:

•      We will be competitive with compensation within our normalized peer group, enabling us to attract and retain top talent in the countries in which we do business.

•      Executive compensation will be primarily performance-based with incentive pay for named executive officers based on financial and business performance.

•      We will create incentives to grow the Company and to build market share.

Further, we strive to create commonality and equality in our approach to compensation in order to create an efficient and fair working relationship between peers. Specifically:

•      To create a cohesive management team, we focus on a common approach to base salary, bonus opportunity and long-term incentive grant values for our top executives, including the named executive officers, while acknowledging that benefits and perquisites are driven by home country practice and law.

•      We aim to uphold internal equity in salary and incentives among U.S., Canadian and U.K. counterparts so as to encourage cross-border mobility within our workforce.

•      Actual total compensation is differentiated among individuals based on individual performance.

In 2008 the Committee reviewed this strategy and determined to keep it in place for the current year. The Committee continues to review the appropriateness and application of this strategy in light of changes in the broader economy, particularly as those changes affect compensation practices.

The Committee regularly ensures that the performance criteria and targets under executive compensation programs do not provide an incentive for executives to take excessive or unnecessary risks. Incentive plan metrics are reviewed against Board-approved business and financial plans. Incentive plans include pre-determined maximum payout limits or caps. All executive compensation arrangements are developed in light of and appropriately consistent with competitive practice.

Executive Officer Compensation within the Global Total Rewards Strategy

Our executive officers are paid a base salary and have opportunities to earn annual and long-term incentives based on performance. They also participate in retirement and welfare benefit arrangements on the same basis as other employees, and are entitled to certain perquisites and deferred compensation, including non-qualified supplemental executive retirement plans.

Within the global total rewards strategy, the percentage of pay that consists of at-risk performance-based pay increases with increased levels of responsibility. For our named executive officers, the structure of our annual compensation package is consistent with the compensation structure at our peer companies, and is structured so that 20% to 30% is base salary. The balance of the global total rewards package at more senior levels of leadership focuses on a combination of short and long-term incentives, consistent with our peers. Short and long term awards are based on important financial measures and on the value of our common stock, which helps us drive and reward the performance of Molson Coors, our business units and our people. Individual performance is also a factor in setting compensation. This mix of fixed and variable, short term and long term compensation is designed to motivate and reward both short term performance toward designated financial objectives and longer term strategic performance to increase stockholder value. The long term performance compensation and the retirement benefits also provide a retention incentive.

Authority Over and Responsibility for Executive Compensation

Role of the Compensation and Human Resources Committee

The Committee is responsible for setting compensation for senior management other than the Chief Executive Officer (CEO) and Peter Coors. The Committee recommends the compensation of these individuals for approval by the full board. The Committee met four times in person and three times telephonically in 2008. They met in executive session three times during these meetings. The Committee does not determine the compensation arrangements for executives of MillerCoors, although, as discussed above, there is active oversight of the compensation practices and procedures.

Role of the Board of Directors

The full Board of Directors, with recommendations from the Committee, participates in setting the objectives and goals for the CEO, in light of the Committee’s formal evaluation of the CEO’s performance. The full Board, on the recommendation of the Committee, approved in executive session, sets the salary, target annual incentive, and LTIP award value of the CEO and Mr. Coors.

Role of Compensation Consultant

Through most of 2008, we retained the firm of Compensation Strategies, Inc. to advise the Committee and management in the development, implementation, and evaluation of the Company’s executive and director compensation policies. In November 2008, we discontinued our relationship with Compensation Strategies, Inc., and retained the firm of Towers Perrin to provide these services. Our CEO and Global Chief People Officer, with input from the Committee’s outside compensation consultant, provide reviews and recommendations for the Committee’s consideration and also administer and manage the compensation program. This input includes reports relating to the effectiveness and competitiveness of our compensation policies and programs, and recommended pay levels for the executive officers based on market data.

At the invitation of the Committee, the outside compensation consultant attended some, but not all Committee meetings. They meet with the Committee in executive session to discuss the compensation of our CEO, Vice Chairman and the Chairman of the Board.

The Committee believes that its designated compensation consultants should be able to render candid and direct advice independent of management’s influence, and has put in place several measures to assure the independence of the Towers Perrin compensation consultants advising the Committee. The consultants report directly to the Committee and not to Company management. At each meeting of the Committee, the consultants may participate in an executive session with the Committee members, with no members of management present. Towers Perrin has taken their own steps to separate the Committee’s consultants from the other services that may be provided by Towers Perrin. The lead consultant to the Committee is not the “client relationship manager” on services provided to the Company, and neither he nor any member of his team participates in any client development activities related to additional services proposed to be provided by Towers Perrin. Other than their work for the Committee related to the fulfillment of its charter, the lead consultant and his team do not work on other consulting assignments for the Company. In addition, Towers Perrin has informed the Committee that no part of the lead consultant’s or his team’s pay is directly impacted by growth in Towers Perrin fees from the Company. The other services provided to the Company by Towers Perrin are unrelated to the design of executive compensation. During 2008, these other services included an employee engagement survey conducted by a Towers Perrin subsidiary, ISR, as well as our participation in various compensation surveys.

Role of Chief Executive Officer in Setting Executive Compensation

Our CEO is actively engaged in setting executive compensation (other than his own compensation and that of Peter Coors). Each year, a base salary increase target is set, benchmarking the 50th percentile level of salary adjustments shown in our market data (see “Benchmarking,” below). Our CEO recommends salary adjustments for the executive leadership team, including Messrs. Wolf (2008), Glendinning (2009), Hunter and Boyce, based on individual performance evaluations (above target, on target, or below target) and his assessment of individual performance, keeping the aggregate annual increases within the budget. The recommendations are reviewed and approved by the Committee after discussion and adjustment, if appropriate.

Similarly, although the long-term incentive awards for named executive officers are targeted at an aggregate dollar amount for each executive, our CEO adjusts the recommended actual grant level and the recommended mix among LTI award types, depending on his assessment of each individual, including his assessment of individual effectiveness for the prior year. The adjusted grants are recommended to the Committee for discussion and approval.

Important Factors Affecting Compensation Decisions

Joint Venture. On December 20, 2007, the Company entered into a Joint Venture Agreement with SABMiller plc for the combination of the U.S. and Puerto Rico operations of their respective subsidiaries, Coors Brewing Company and Miller Brewing Company, into MillerCoors, the joint venture the Company announced on October 9, 2007. The transaction closed on June 30, 2008 upon obtaining clearance from U.S. competition authorities, certain other regulatory clearances and other required third-party consents. Upon the closing of the Joint Venture, Mr. Kiely, CEO of Molson Coors Brewing Company, became the CEO of the Joint Venture. Mr. Swinburn, President and CEO of Coors Brewing Company, became the CEO of Molson Coors Brewing Company effective July 1, 2008.

Upon the closing of the Joint Venture, Mr. Wolf, CFO of Molson Coors Brewing Company became the Chief Integration Officer of the Joint Venture. His compensation effective July 1, 2008 has been determined by the Joint Venture’s Board of Directors. Mr. Wolf was replaced by Mr. Glendinning, the former Finance Director of CBL, effective July 1, 2008. Mr. Glendinning’s compensation is determined by the Committee in consultation with the CEO.

Compensation for Mr. Kiely. Upon becoming CEO of MillerCoors on July 1, 2008, Mr. Kiely’s compensation and benefits became the responsibility of MillerCoors, under the oversight of that entity’s Board of Directors. The Company retained responsibility for previously-granted equity based compensation awards made to Mr. Kiely.

Compensation for Mr. Swinburn. Effective July 1, 2008, Mr. Swinburn’s compensation was adjusted to reflect his new role as Chief Executive Officer. His bonus with respect to the first half of 2008 was based on the terms in effect for Mr. Swinburn in his previous role. As Chief Executive Officer, Mr. Swinburn’s compensation is determined by the Company’s Board of Directors upon the recommendation of the Committee.

Compensation for Mr. Coors. As Chairman of the Board of Directors of the Company, Executive Chairman of MillerCoors, and Executive Chairman of Coors Brewing Company, Mr. Coors has had a broader range of executive responsibility than any other executive officer, except the CEO. There are no direct peer comparisons for the role Mr. Coors plays at the Company. Mr. Coors does not draw compensation for serving as Chairman of the Board. The director compensation he might have earned is taken into account in setting his compensation for the service he provides to the Company in his capacity as Executive Chairman of Coors Brewing Company and, indirectly, in his capacity as Executive Chairman of MillerCoors. The Committee recognizes that Mr. Coors, as a member of one of the two shareholding families with the largest interests in the Company, is motivated to stay with the Company whether or not he receives compensation designed for retention. Nevertheless the Committee exercises its insight and discretion in recommending an appropriate salary for Mr. Coors, and generally expects to recommend a salary below that of the CEO. For performance compensation, Mr. Coors’ short-term incentive compensation target is set at 80% of his base salary, and his long-term incentive target generally is set at 80% of the CEO’s target. MillerCoors is not involved in determining Mr. Coors’ compensation, but reimburses the Company for the full cost of his salary and annual bonus.

Peer Group. Our annual compensation review includes an analysis of data comparing our executive compensation levels to those of a peer group. Throughout 2008, the Committee-approved peer group consisted of publicly-held food and beverage companies. This is the same peer group as for 2005, 2006 and 2007. Towers Perrin reviewed this peer group and currently considers it to be appropriate. The Committee also reviewed this peer group in light of the impact of the MillerCoors joint venture on the Company and concluded that the peer group continues to be appropriate for making compensation determinations in 2009. The peer group consists of the following companies:

Anheuser-Busch	Cott Corporation	General Mills	Ralcorp Holdings
Brown-Forman	Dean Foods	H.J. Heinz	Smuckers
Campbell Soup	DelMonte	Hershey	Tootsie Roll
ConAgra	Fortune Brands	Kellogg	Wrigley
Constellation Brands

Although the group includes companies significantly larger and smaller than the Company based on revenues and market capitalization, the Company is toward the middle of the group, measured by either revenues or market capitalization. All members of the peer group are food and beverage companies that rely on discretionary consumer spending. The Committee selected this peer group as representative of the companies most like the Company in the nature of the challenges those companies face, and their similarity to the Company in terms of drawing from the same talent pool.

Benchmarking. At the direction of the Committee, Compensation Strategies, Inc. established benchmark data for 2008 using statistical regression analyses based on market capitalization and revenues to develop size-adjusted ranges of competitive pay, including for our named executive officer positions. We assessed the competitiveness of the overall compensation program for our senior executives by benchmarking against both this adjusted peer group data and general survey data including the Towers Perrin executive compensation database and the Hewitt executive compensation database.

For 2009, Towers Perrin’s proprietary global executive compensation database offers role, industry and region specific compensation data which, used in conjunction with the peer group proxy data, provide the Committee with a more robust perspective on market competitiveness. Towers Perrin also recommends the use of the more-typical percentile analysis of peer proxy compensation data. The Committee has adopted these approaches for evaluating competitive market data when establishing 2009 compensation.

The Committee has established an overall guideline of benchmarking base compensation at the 50th percentile of market. Actual executive salaries are set with reference to specific market data for comparable positions, and vary by person based on criticality of role, individual performance, and tenure. Variable or incentive-based pay is targeted at the 75th percentile for short-term (annual) incentives. Long-term incentive pay for the named executive officers, other than the CEO and Peter Coors, is set at the same dollar level, based on the 50th percentile of a blend of all comparable executive positions. For Mr. Kiely, the target was set in 2008 based on adjusted peer group compensation for the CEO position. For 2009, Mr. Swinburn’s target is set based on adjusted peer group compensation for the CEO position

Compensation Elements in Context. The compensation consultant provides the Committee information about each element of each executive officer’s annual compensation, including current base salary, incentive compensation, benefits and perquisites. The Committee uses this information to determine whether sufficient retention incentives are in place and to compare overall market placement. Much of this information is reflected in the tables on pages 32 through 46 of this proxy statement. Current levels of compensation are a more significant factor in compensation decisions than the compensation accumulated by the executive officer over time. However, the Committee takes into account the effect on annual bonus and long-term incentive compensation when setting the executive officer’s salary. We seek to reward current performance toward the Company’s goals.

Cost. We intend to pay for performance, but the Committee considers the expense of the compensation and benefits in relation to the Company’s budget and financial performance. Management provides the Committee information relating to the anticipated costs that will be incurred as a result of proposed compensation decisions and this information is a significant factor to the Committee.

Tax and Accounting Considerations.

Deductibility. As a public company, we are not allowed a tax deduction for compensation paid to certain of our named executive officers in excess of $1 million during the year, except for performance-based compensation. The Committee reviews the requirements for performance-based compensation and structures annual bonus and long-term incentive compensation to be eligible to qualify as performance-based compensation. Nonetheless, the Committee believes its primary goal is the design of compensation strategies that further the best interests of Molson Coors and its stockholders. As a result, there have been and there likely will be additional circumstances where the Company pays compensation that is not fully deductible. The Committee intends all 2008 compensation to be deductible.

Excise Tax on Deferred Compensation. The Committee has reviewed all plans, programs and agreements that are determined to provide non-qualified deferred compensation. The Committee has amended the plans, programs and agreements as appropriate so that they do not unintentionally trigger excise taxes and other penalties on employees, including our executive officers.

Effect of Accounting. The Committee also considers the effect of accounting treatment in determining appropriate forms of compensation.

Elements of Executive Compensation and Committee Actions

The primary elements of our executive compensation program are base salary, annual bonus and long-term incentive compensation. We also provide retirement benefits, executive perquisites, severance, and change in control benefits.

Base Salary. We provide base salary so that our named executive officers have regular income to cover day-to-day financial obligations, at a level that is competitive with those at our peer companies. Base salary adjustments are part of the annual overall compensation review which occurs early each year. Salary increases are based on the individual’s performance review, his or her salary relative to external and internal peers and the Company’s budget for salary increases. Based on this review process, the Committee approved salary increases for the executive officers other than Mr. Swinburn and Mr. Coors of approximately 4.0% . The Committee recommended, and the Board approved, an increase of 10.0% for Mr. Kiely for 2008, increasing his base salary to $1,100,000, which is below the adjusted 50th percentile of the peer group. The committee recommended, and Board approved, an increase of 3.0% for Mr. Coors for 2008, increasing his annual base salary to $849,750.  Upon Mr. Swinburn’s appointment as CEO for Molson Coors Brewing Company effective July 1, 2008, the Committee recommended and the Board approved a base salary of $875,000. Column (c) of the Summary Compensation Table on page 32 provides information on salaries earned by the named executive officers in 2008.

Annual Bonus. Our annual bonus plan is called the Molson Coors Incentive Plan (MCIP). Under our MCIP, each executive officer has a target bonus opportunity equal to a percentage of base salary. For 2008, the target percentages are determined based on the overall 75th percentile of annual bonuses paid for the executive position based on peer group data. For 2008, the target percentage was 100% for Mr. Kiely, 80% for Mr. Coors, and 75% for each of the other named executive officers, which is consistent with the adjusted peer group data, and our compensation approach for Mr. Coors. The actual bonus amount can range from zero to 200% of the target, depending on performance. For Messrs. Kiely and Wolf, the bonus was based 100% on global performance of the Company. For 2008, Messrs. Kiely’s and Wolf’s bonuses is calculated on base salary earned through June 30, 2008. For Mr. Coors, the bonus is based 100% on the performance of Coors Brewing Company for the period January 1, 2008 through June 30, 2008 and on the performance of Miller Coors for the period July 1, 2008 through December 31, 2008, to incent Mr. Coors to focus on ensuring the success of MillerCoors given its strategic value to the Company. For Mr. Swinburn, the bonus target for the period January 1, 2008 through June 30, 2008 is 75% and is based 25% on global performance of the Company and 75% on Coors Brewing Company performance as of June 30, 2008. As a result of Mr. Swinburn’s promotion to CEO of Molson Coors Brewing Company, the bonus target for the period July 1, 2008 through December 31, 2008 is 100% and is based solely on global performance of the Company. For Mr. Glendinning, the bonus target for the period January 1, 2008 through June 30, 2008 is 45% and is based 15% on global performance of the Company, 60% on business unit performance and 25% on individual performance. For the period July 1, 2008 through December 31, 2008, the bonus target is 75% and is based 100% on global performance of the Company. For Messrs. Boyce and Hunter, the bonus is based 25% on global performance of the Company and 75% on business unit performance.

The structure and financial performance targets for the MCIP are established by the Committee based on recommendations from the CEO and the Chief Global People Officer. We emphasize pay for performance and also recognize continuing industry competition. For 2008, the MCIP performance targets were based on Company-wide pre-tax earnings, business unit pre-tax earnings, and volume growth relative to market (i.e., increase in market share). The MCIP is intended to reward short term performance that will translate into long-term impact. Thus, transactions that result in a one-time charge to or increase in earnings, and cash-generating changes (accounts receivable, accounts payable and inventory) are excluded in calculating pre-tax earnings for bonus purposes. Actual awards may range from zero to 200% of target depending on performance with 50% of the target bonus payable at threshold. The plan is “self-funding” in that no more than a known portion of incremental earnings generated is expended on bonuses.

For 2008, the target goals were as follows:

	Pre-tax Earnings	Volume Growth
Company-wide	$712.5 million	1.2% above market
Coors Brewing Company	$331.0 million	1.0% above market
Molson Canada	$529.0 million	2.2% above market
Coors Brewers Limited	$96.8 million	2.0% above market

Company-wide results included the contribution of MillerCoors to the Company’s performance for the second half of 2008. 2008 goals were not changed as a result of the joint venture, as the net economic contribution to the Company of the joint venture during its first six months of existence could not be readily quantified nor was it expected to be materially different from the contribution that would have been made by the U.S. business in its prior form.

Based on 2008 performance*, bonuses awarded under the 2008 MCIP to the named executive officers ranged from above target to below target, depending on the role and the applicable business unit. (Actual bonus results are detailed in the tables that follow.) The Grants of Plan-Based Awards Table on page 36 sets forth information on threshold, target and maximum MCIP awards to each of the Company’s named executive officers in 2008.

*Company Pre-tax earnings for bonus purposes in 2008 of $658 million is defined as income from continuing operations before income taxes and minority interests of $515 million, adjusted for charges of $143 million of special and other one item items, net.

Molson Canada earnings for bonus purposes in 2008 of $469 million is defined as pretax income of $458 million, adjusted for $11 million of special items, net.

Coors Brewing Company earnings for mid-year bonus purposes in 2008 of $175 million is defined as pretax income of $105 million, adjusted for $70 million of special charges, net.

Coors Brewing Company earnings for bonus purposes in 2008 of $323 million is defined as pretax income of $265 million, adjusted for $58 million of special charges and other one-time items, net.

Coors Brewers Limited earnings for bonus purposes in 2008 of $81 million is defined as income from continuing operations before income taxes and minority interests of $85 million, adjusted for $4 million of special income items, net.

For 2009, the MCIP has been modified slightly, eliminating the volume growth versus market component, thus emphasizing the focus on pretax income. The Committee regularly monitors business metrics such as volume growth and discretionary spending to ensure that the plan as designed supports appropriate management decision making.

Long-Term Incentives. We grant long-term incentive awards in furtherance of the desire for our compensation program to support our ability to motivate our executives to achieve our long term goal to grow the Company and build market share.

The Company’s long term incentive program for 2008 included three forms of award:

•                  Performance shares, which are earned if EBIT (earnings before interest and taxes, excluding exceptional items) objectives are met within five years. Performance shares were granted in 2006. The EBIT target of $775 million was set in 2006 with the expectation that, with strong performance, the target could be satisfied in three years. This goal was met in March 2008, resulting in vesting and payout of these performance shares in May 2008. Generally, for the named executive officers, performance shares represent 40% of the long-term incentive. However, no performance shares were granted in 2008.

•                  Restricted stock units (RSUs), which cliff vest in three years, subject to continuing employment and subject to acceleration in the event of a change in control and certain termination events. For the named executive officers, restricted stock units (valued at grant) represent 20% of the total long-term incentive and are granted annually. An additional one-time restricted stock unit grant, in lieu of a new performance share grant, was made in 2008, shortly after the vesting of the previously-granted performance shares. At the time, the Committee chose to reevaluate the design of performance shares in light of changes in the business and the external compensation environment. However, while that reevaluation was ongoing, the Committee determined that it was necessary for retention and incentive purposes to make the interim one-time grant of restricted stock units.

•                  Stock only stock appreciation rights (SOSARs), which vest in three equal annual installments beginning on the first anniversary of the grant date, subject to continuing employment. For our named executive officers, SOSARs (valued at their Black-Scholes value) represent 40% of the value of the total long-term incentive, and are granted annually. The Committee expects to grant stock options rather than SOSARs beginning in 2009.

The Committee, in developing award recommendations for Board approval, sets guidelines for the aggregate target value of long-term incentive awards for the CEO and for Mr. Coors based on the peer group data and relative benchmarking, discussed in more detail above. For other named executive officers, the target aggregate value for long-term awards was set based upon peer group benchmark data for the CFO position. All awards to the other named executive officers (including the CFO) are then granted with consideration of the performance and actual market pay competitiveness of each incumbent. This is in line with our goal of granting all business unit heads an equal opportunity in LTIP awards while taking into account appropriate individual factors.

See columns (f) and (g) of the Summary Compensation Table on page 32, columns (f) through (i) of the Grants of Plan-Based Awards Table on page 36 and the Outstanding Equity Awards Table on page 37 for more information on long-term incentive awards granted to the named executive officers.

The specific numbers of RSUs and SOSARs granted to each individual are based on the prior year’s performance and future potential. The 2008 grants are shown in the Grants of Plan-Based Awards table on page 36.

We require participants in our long-term incentive awards program to agree that the awards will be forfeited and amounts received subject to recovery by the Company if the participant engages in conduct detrimental to the Company. Such conduct may include working for a competitor, improper use or disclosure of our confidential information or conduct damaging to the Company.

Retirement Benefits. Executive officers participate in the same retirement, 401(k) and pension plans as do other salaried employees in their home country. Because U.S. tax rules limit the amount of compensation that may be taken into account and the total benefits that may be earned under the retirement plan, we maintain a non-qualified Supplemental Executive Retirement Plan (SERP) (into which during 2008 was merged the prior Excess Benefit Plan). Prior to their joining MillerCoors, Messrs. Kiely and Wolf participated in the SERP and the excess benefit plan. The assets and liabilities of those plans with respect to Messrs. Kiely and Wolf were transferred to MillerCoors. Mr. Coors participated in the SERP for the entire year, and Mr. Swinburn and Mr. Glendinning became eligible for SERP benefits upon being elevated to their new roles. The SERP provides benefits based on compensation that exceeds the maximum amount that may be taken into account under the qualified plan, and the excess benefit plan provides benefits based on benefit accruals in excess of the maximum permitted benefits under the tax-qualified plan. Mr. Boyce is entitled to a Canadian SERP that supplements his Canadian pension. We have also agreed to provide salary continuation benefits in a lump sum upon retirement to Mr. Coors. We will also provide pension benefits for Mr. Swinburn, which are available to all qualifying employees at Coors Brewers Limited. We provide the supplemental retirement benefits because they provide retention value and because it is common among our peers with whom we compete for executive talent.

We also maintain a non-qualified deferred compensation plan into which eligible employees may make elective deferrals. None of the named executive officers participates in the plan. See the Pension Benefits Table on page 40 and the Non-Qualified Deferred Compensation Table on page 42 for more information regarding the retirement benefits.

Executive Perquisites. We provide perquisites, or personal benefits, to our named executive officers as part of their compensation package. Depending on the country in which they work, our named executive officers may receive financial planning, automobile allowance, executive life insurance, country club dues and the value of sports tickets not used for business purposes. We provide these perquisites because they assist the executives with their financial planning, their travel, and their business entertainment. The sports tickets made available for personal use are unused tickets taken from season ticket packages we hold. These types of benefits are common among our peer companies. Amounts for executive life insurance and sports tickets are grossed up for tax purposes as described in footnote 5 of the Summary Compensation Table. See column (h) of the Summary Compensation Table for more information relating to perquisites we provided to the named executive officers in 2008.

Employment Agreements. We have employment agreements in place with Messrs. Coors, Swinburn, Boyce, Glendinning and Hunter. These employment agreements obligate us to pay severance benefits in the event of certain terminations of employment. For Mr. Swinburn the obligation to pay severance takes the form of requiring 24 months’ notice of termination. None of the employment agreements contains special change in control protections, which are provided under a separate change in control program described below. The material terms of the employment agreements are explained in the narrative accompanying the Summary Compensation Table on page 32. Mr. Kiely’s employment agreement with the Company is no longer effective due to his change in position to the CEO of MillerCoors.

In 2008, the Committee made adjustments to Mr. Swinburn’s employment agreement to reflect his appointment as CEO of Molson Coors Brewing Company as described on page 35 under “Material Terms of Employment Agreements.”

Mr. Wolf accepted an agreement with the Company, effective June 30, 2008, in connection with the transfer of his employment to MillerCoors. Under the agreement Mr. Wolf has received certain payments reflected under All Other Compensation in the Summary Compensation Table on page 32. In addition, Mr. Wolf’s equity awards granted while a Company employee will continue to vest on their regular schedule, and in any event will vest upon his completion of two years’ of employment with Miller Coors.

Change in Control Benefits. After careful analysis, the Committee adopted a Change in Control Protection Program (CIC Program) in 2007. The Committee adopted the CIC Program because we face intense competition for executive talent. Special severance benefits in the event of termination following a change in control are common within our peer group. Participation in the CIC Program allows our executives to focus on the business of the Company during impending transactions without the distraction of financial concerns over a loss of position after the transaction. Since these kinds of arrangements are so prevalent in our industry, the CIC Program serves to “level the playing field” when the survivor of a transaction is determining how to streamline executive and management ranks. For these reasons, the committee believes the CIC Program is critical for retention.

The CIC Program is intended to provide benefits to participants if a change in control of the Company occurs and a participant’s employment is terminated under certain circumstances within a certain period of time after the change in control. Executives designated by the Committee, including Messrs. Swinburn, Glendinning, Hunter and Boyce, are eligible to participate in the CIC Program. As a condition of accepting participation in the CIC Program, eligible employees are required to enter into confidentiality and non-compete agreements in favor of the Company. The non-compete provisions of the CIC Program protect the Company whether or not a change in control occurs.

The Committee, with the advice and recommendations of Compensation Strategies, Inc., evaluated potential change in control scenarios and the change in control programs of the peer companies before choosing appropriate change in control triggers and the appropriate level of benefits. See pages 42 through 45 for a description of the change in control agreements and a discussion of the potential payments due to certain named executive officers in the event of a termination of employment prior to or after a change in control.

Under the CIC Program, a participant is entitled to certain benefits if he or she is terminated by the Company other than for cause (as defined in the CIC Program), death or disability, or if he or she resigns for good reason (as defined in the CIC Program) on or within a certain period of time (for named executives officers, two years) after a change in control of the Company (as defined in the CIC Program). These defined terms are described in the narrative to the Potential Payments upon Termination or Change in Control Table on page 43. Benefits are also payable if a qualifying termination occurs up to 6 months prior to the change in control at the request of a third party involved in or contemplating a change in control of the Company.

Stock Ownership Guidelines

We have stock ownership guidelines for our senior officers, including the named executive officers because the Board believes it is important for the leadership team to have a meaningful stake in the Company to further align management’s interests with those of the stockholders. Under the guidelines, senior officers are to accumulate shares having a market value equal to a prescribed multiple of annual salary. For the CEO and the Mr. Coors, the multiplier is five. For each of the other named executive officers, the multiplier is four and for other executive officers of the Company, the multiplier ranges from one to two-and-one-quarter, depending on the respective level. The officers have until 2011 (or if later, 5 years from commencing employment with us) to reach the requisite stock ownership level. Shares owned outright, including vested RSUs, the value of shares held through the Company’s deferred compensation plans, and the projected after-tax value of unvested RSUs and performance shares are counted toward the goal. As of December 28, 2008, the CEO and the Mr. Coors had satisfied the guidelines.

Equity Granting Process

Equity compensation grants to officers subject to Section 16 of the Securities Exchange Act of 1934 (“Section 16 Officers”) and to non-employee Board members are made by the Committee at the May Committee meeting, to align with the stockholder meeting. This timing permits all regular equity awards to Board members as well as to management to be awarded concurrently and on the same per share market value. Individual recognition equity awards may be granted at other times during the year related to special events (joint ventures, extraordinary performance, etc.). Awards of stock options, SOSARs or other equity incentives to new officers and directors occur at the time of the person first becomes an officer. The Committee has determined to make equity grants at the regular meeting of the Committee in mid-May, one to two weeks after the release of first quarter earnings.

We have no practice of timing equity grants to coordinate with the release of material non-public information, and we have not timed the release of material non-public information for the purpose of affecting the compensation of our named executive officers.

Restatement of Financials

We consider it unlikely that misconduct or mistake by the Company or its employees will result in a restatement of its financial statements and the Committee has not developed a policy specifying the consequences with respect to past compensation payments or awards if such a restatement occurs. In the event of a restatement, the Committee will develop an appropriate response in relation to past compensation payments or awards.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

The Compensation and Human Resources Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis (CD&A) with the Company’s management. Based on the review and discussion, the Compensation and Human Resources Committee recommended to the Company’s Board of Directors that the CD&A be included in these proxy materials.

SUBMITTED BY THE COMPENSATION AND HUMAN RESOURCES COMMITTEE

H. Sanford Riley (Chair)	Rosalind G. Brewer	Charles M. Herington	Pamela H. Patsley

The following tables summarize the total compensation earned in 2008 by each of the named executive officers.

SUMMARY COMPENSATION TABLE FOR 2008

						Change in
						Pension Value
					Non-Equity	and Non-qualified
			Stock	Option	Incentive Plan	Deferred	All Other
Name and Principal		Salary	Awards	Awards	Compensation	Compensation	Compensation
Position	Year	($)	($)(1)	($)(2)	($)(3)	Earnings ($)(4)	($)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

Peter Swinburn	2008	746,963	1,168,850	734,431	824,277	926,515	1,631,163	6,032,199
President & Chief	2007	691,642	455,233	818,138	674,827	0	39,702	2,679,542
Executive Officer;	2006	613,018	354,550	521,893	704,165	1,312,262	23,920	3,529,808
former President &
Chief Executive
Officer of Coors
Brewing Company(6)

Stewart	2008	430,206	206,927	57,433	229,852	20,575	153,162	1,098,155
Glendinning(7)
Global Chief Financial
Officer(8)

						Change in
						Pension Value
					Non-Equity	and Non-qualified
			Stock	Option	Incentive Plan	Deferred	All Other
Name and Principal		Salary	Awards	Awards	Compensation	Compensation	Compensation
Position	Year	($)	($)(1)	($)(2)	($)(3)	Earnings ($)(4)	($)(5)	Total ($)

Peter H. Coors	2008	841,500	2,543,952	1,267,452	1,188,721	878,599	91,678	6,811,902
Chairman of the	2007	816,667	1,469,508	1,506,387	1,320,000	0	85,978	5,198,540
Board; Executive	2006	829,000	1,069,822	964,862	780,800	0	68,189	3,712,673
Chairman, Coors
Brewing Company(6)

Kevin T. Boyce	2008	699,535	1,101,482	733,176	288,058	166,816	86,991	3,076,058
President & Chief	2007	664,554	455,233	366,972	620,355	153,466	92,966	2,353,546
Executive Officer,	2006	592,901	354,550	118,407	815,130	83,887	72,985	2,037,860
Molson Canada(8)

Mark Hunter(7)	2008	555,000	917,371	272,379	308,589	205,901	39,416	2,298,656
President & Chief
Executive Officer,
Coors Brewers
Limited (8)

Leo Kiely(7)	2008	608,333	3,094,442	981,000	433,066	0	109,878	5,226,719
Former Chief	2007	985,000	2,691,534	2,086,342	2,000,000	0	196,920	7,959,796
Executive Officer(6)	2006	945,000	2,383,449	1,474,914	1,655,750	50,607	172,488	6,682,208

Timothy V. Wolf(7)	2008	339,758	882,825	528,637	181,831	151	1,619,938	3,553,140
Former Senior Vice	2007	590,560	582,592	725,070	851,760	0	144,259	2,894,241
President Global &	2006	539,000	482,371	209,836	704,813	46,100	980,871	2,962,991
Chief Financial
Officer

(1)          Represents the compensation cost of RSUs and performance shares recognized for financial reporting purposes for the year under Statement of Financial Accounting Standards No. 123R “Share-Based Payment” (SFAS 123R) for 2008, and not amounts actually received by the named executive officers. RSUs are issued at the market value equal to the price of our stock at the date of grant.

(2)          Represents the compensation cost of outstanding stock options and SOSARS, recognized for financial reporting purposes for the year under SFAS 123R, and not amounts actually received by the named executive officers. See “Note 14. Share-Based Payments” to the Company’s consolidated financial statements set forth in the 2008 10-K for the assumptions made in determining SFAS 123R values. The SFAS 123R value as of the date of grant for options is spread over the number of months of service required for the grant to become non-forfeitable. For retirement eligible grantees (Messrs. Kiely, Coors and Swinburn) the entire amount is expensed in the year of grant.

(3)          Represents annual incentive amounts earned by the named executive officers under the Molson Coors Incentive Plan (MCIP). The MCIP is discussed in further detail on page 28 under “Annual Bonus”.

(4)          The amounts shown in column (g) include change in pension value under the tax-qualified pension plan and the SERP only, as no preferential earnings on deferred compensation were credited during 2008. Assumptions used to calculate the change in pension value can be found in “Note 16. Employee Retirement Plans” to the Company’s consolidated financial statements in its 2008 10-K. Mr. Swinburn has pension benefits provided by the Coors Brewers Limited Defined Benefit Plan in the U.K. During the past 12 months, the Company made changes to assumptions for discount rates, salary inflation and life expectancies.

(5)          The amounts shown under “All Other Compensation” include the following*:

	Executive		Long-Term
	Life	Financial	Disability	401(k)	Sports	Car		Tax
	Insurance	Planning	Insurance	Match	Tickets	Allowance	Other	Gross-Up

Mr. Swinburn	Yes	Yes	Yes	Yes	Yes	Yes	$526,016	$1,049,022
Mr. Glendinning	Yes	Yes	Yes	Yes	Yes	Yes	$121,972	Yes
Mr. Coors	$35,591	Yes	Yes	Yes	Yes	No	Yes	Yes
Mr. Boyce	Yes	Yes	Yes	No	Yes	Yes	$46,314	No
Mr. Hunter	Yes	No	No	No	No	$36,959	Yes	No
Mr. Kiely	$90,323	Yes	Yes	Yes	Yes	No	No	No
Mr. Wolf	Yes	Yes	Yes	Yes	Yes	No	$1,601,950	No

*                 Amounts indicated as “yes” are aggregate incremental costs that are less than the greater of $25,000 or 10% of the total amount of perquisites and personal benefits. Mr. Swinburn received a $475,000 relocation allowance, $47,652 of relocation expenses, parking and reimbursed travel. Mr. Wolf was awarded a payment of $1,601,250 recognizing his transfer to MillerCoors on June 30, 2008. Mr. Glendinning received $113,737 of moving expenses. Mr. Coors received a parking allowance and reimbursement for spouse travel. Mr. Boyce received employer contributions to qualified and non-qualified Canadian defined contribution plans of $38,497 and club dues. There is no specific premium for life insurance for Mr. Hunter because this cost is embedded within the overall cost of providing pensions in the UK. The following table provides additional information about the amounts that appear in the “Tax Gross-Up” column in the table above:

	Gross-up of Executive	Gross-up of Spousal	Gross-up of Relocation	Gross-up of Earnings Subject to tax in dual	Total Gross-up
Name	Life Insurance	Travel	Expenses	Countries	Amounts

Mr. Swinburn	$8,980	—	$23,567	$1,025,435	$1,049,022
Mr. Coors	$17,430	$5,226	—	—	$22,656

Mr. Swinburn was a resident of the US for 2008 and is subject to US tax on his worldwide income. He is also subject to tax in the United Kingdom for payments made from Coors Brewers Limited. Tax gross up was provided for the dual tax withholding. Mr. Coors received a gross-up of taxes associated with spousal travel for attendance at Board functions and executive life insurance.

(6)          Messrs. Coors, Kiely and Swinburn received compensation pursuant to their respective employment agreements with respect to their status as employees of the Company. Messrs. Coors and Swinburn (and Mr. Kiely prior to his appointment as CEO of MillerCoors) also serve on the Board of Directors of the Company but neither is separately compensated as a director except that fees Mr. Coors would receive in his capacity as Vice Chairman of the Board of Directors are taken into account in setting his compensation as an employee of the Company. Mr. Coors’ spouse occasionally accompanies him to Board functions and the cost paid by the Company is reflected in “All Other Compensation” in the Summary Compensation Table because Mr. Coors is not separately compensated as a director. The Coors’ relationship to the Company is discussed in further detail on page 48 under “Certain Transactions and Relationships.”

(7)          For Messrs. Kiely and Wolf, represents base salary earned from January 1, 2008 through June 30, 2008 at which time they became employees of MillerCoors. For Messrs. Swinburn, Coors, Glendinning, Boyce and Hunter, represents full year base. Mr. Glendinning assumed the role of Global Chief Financial Officer effective July 1, 2008. Mr. Hunter assumed the role of President & Chief Executive Officer of Coors Brewers Limited on December 1, 2007.

(8)          Mr. Hunter is a United Kingdom resident and was paid in British pounds. Mr. Boyce is a Canadian resident paid in Canadian dollars. Mr. Glendinning was paid in British pounds during the first half of 2008 when he was employed by Coors Brewers Limited prior to his appointment as CFO of Molson Coors Brewing Company. The amounts set forth in the table reflect conversion of the compensation amounts into U.S. dollars as follows: for amounts paid throughout the year, an average exchange rate was used ($1.8552 to British pound; $0.9441 to Canadian dollar; for the first three months of 2008 an average exchange rate of $1.9782 to British pound; for the second three months of 2008 an average exchange rate of $1.9723 to British pound; for bonuses, the exchange rate on February 13, 2009, the date of bonus calculation for Board approval: $.8039 to Canadian dollar and $1.4299 to British pound, was used; and for pension-related amounts, the exchange rate at fiscal year-end was used ($.8183 to Canadian dollar and $1.4799 to British pound), except that the average annual exchange rate was used to calculate employer contributions to qualified and nonqualified deferred contribution plans for Mr. Boyce.

Narrative to the 2008 Summary Compensation Table

The amounts shown in the Summary Compensation Table include base salary, annual bonuses, long term incentive amounts, benefits and perquisites as described more fully in “Compensation Discussion and Analysis.” The amounts shown in the column entitled “Non-Equity Incentive Plan Compensation” include amounts earned under the MCIP for 2008. The narrative description of the other information in the Summary Compensation Table is provided in the remaining tables.

The MCIP is the Company’s annual bonus plan that pays out if the performance metrics of pre-tax earnings and volume growth relative to the market are met during the year. The Company’s long term incentives include performance shares (last granted in 2006), annual grants of RSUs that vest on third anniversary of the grant and annual grants of SOSARs that vest in equal annual installments over three years.

Material Terms of Employment Agreements

Prior to July 1, 2008, the Company had an employment agreement in place with Leo Kiely, the former Chief Executive Officer of the Company, which was transferred to and subsequently modified by MillerCoors. The Company also has employment agreements in place with Peter H. Coors, Chairman of the Company and Executive Chairman of Coors Brewing Company, Kevin T. Boyce, President and CEO of Molson Canada, and Peter S. Swinburn, President and CEO of Coors Brewing Company through June 30, 2008 and CEO of the Company effective July 1, 2008, and Stewart Glendinning, Chief Executive Officer. In addition, Mr. Coors is covered under a Salary Continuation Agreement dating from 1987.

Kiely Employment Agreement. As of July 1, 2008, the Company’s obligations to Mr. Kiely under his employment agreement became the obligations of MillerCoors and, except with respect to certain unvested or unexercised equity compensation awards, the Company has no further financial obligation to Mr. Kiely as of that date.

Coors Employment Agreements. We entered into an employment agreement with Mr. Coors which took effect on June 27, 2005 (the Effective Date). Mr. Coors has a base salary of $800,000, which was increased to $825,000 and $850,000, for 2007 and 2008, respectively. Mr. Coors did not receive a salary increase for 2009. Mr. Coors has a target bonus percentage of 80% of his annual base salary. Mr. Coors received 80,000 RSUs (post-stock split) on approximately the Effective Date, which vest over a five year period, as consideration for relinquishing his rights under his pre-merger change in control agreement. The RSUs will not be settled until 6 months after Mr. Coors’ termination of employment.

In conjunction with entering into the employment agreement, Mr. Coors also entered into a confidentiality and non-competition agreement with the Company. The agreement contains confidentiality and non-competition provisions in favor of the Company that apply during the term of his employment and for twelve months thereafter.

Mr. Coors is also covered by a salary continuation agreement described in more detail in the Narrative to the 2008 Pension Benefits Table, below. The salary continuation benefit became non-forfeitable when Mr. Coors reached age 55. The agreement also includes provisions for accelerated payout in the event of a sale or other disaffiliation of Coors Brewing Company from the Company.

Boyce Employment Agreement. Mr. Boyce’s employment agreement took effect on February 6, 2004. The agreement provides for an annual base salary which has been increased over time to $699,585 for 2008 (based on an average annual exchange rate) and $717,168 for 2009. The agreement also provides for certain Company benefits including: participation in the Company’s retirement plans; life insurance; long term disability insurance; a Company-provided automobile; club member initiation fees and dues; financial counseling and tax return preparation; and four weeks of vacation annually. In the event that Mr. Boyce’s employment with the Company is terminated other than for cause, disability, retirement or death, the agreement provides for Mr. Boyce to receive a severance payment in the form of the continuation of his base salary and benefits for a period of 24 months. The agreement also contains non-compete and non-solicitation of employees provisions in favor of the Company.

In 2008, the Committee approved a retention program for Mr. Boyce which amends his employment agreement. Under the program Mr. Boyce received a grant of 11,000 RSUs on March 3, 2008 (RSU Grant). The RSU Grant will vest on the second anniversary of the date of grant, subject to continued employment. The retention program also provides enhanced severance benefits for Mr. Boyce.

Swinburn Employment Agreement. Mr. Swinburn’s new employment agreement as CEO took effect on July 1, 2008. The agreement provides that Mr. Swinburn’s employment may be terminated by the Company on 24 months prior written notice or by Mr. Swinburn by giving 6 months prior written notice. The agreement also provides for certain Company benefits including: participation in the Company’s retirement plans and equity incentive plan; life insurance; a Company provided automobile; and 31 days of vacation annually. The agreement also contains non-compete and non-solicitation of employees provisions as well as prohibitions on the use of confidential information. Under the terms of his prior employment agreement, which took effect December 1, 2007, Mr. Swinburn became entitled to certain relocation and housing assistance benefits as well as travel expense benefits to the U.K., a monthly car allowance and 10,000 RSUs which were granted on March 3, 2008 which will vest on the third anniversary of the date of grant.

Glendinning Employment Agreement. Mr. Glendinning’s employment agreement as CFO took effect on July 1, 2008. The agreement provides, in the event of involuntary termination by the Company other than for cause, Mr. Glendinning receives continued salary and benefits for 12 months. The agreement also provides for certain Company benefits including: participation in the Company’s retirement plans and equity incentive plan; life insurance; a car allowance; and five weeks vacation annually. Pursuant to the agreement, Mr. Glendinning was granted 5,000 RSUs on July 1, 2008 which will vest on the third anniversary of the date of grant.

Hunter Employment Agreement. Mr. Hunter’s employment agreement as President of CBL took effect on December 1, 2007. The agreement provides that, in the event of involuntary termination by the Company other than for cause, Mr. Hunter receives continued salary and benefits for 12 months. The agreement also provides for certain Company benefits including: participation in the Company’s retirement plans and equity incentive plan; life insurance; a car allowance; and private health insurance.

GRANTS OF PLAN BASED AWARDS FOR 2008

The following table sets forth information on awards of cash, SOSARs and RSUs to each of the Company’s named executive officers in 2008, made under our stockholder-approved Incentive Compensation Plan and the annual cash incentive plan.

						All Other	All Other
						Stock	Option		Grant Date
						Awards:	Awards:	Exercise	Fair Value
						Number of	Number of	or Base	of
			Estimated Future Payouts Under			Shares of	Shares of	Price of	Stock and
			Non-Equity Plan Awards(1)			Stock or	Stock or	Option	Option
	Grant		Threshold	Target	Maximum	Units	Units	Awards	Awards
Name	Date	Description	($)(1)	($)(1)	($)(1)	(#)(2)	(#)(3)	($/Sh)(4)	($)(5)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)

Peter Swinburn	3/03/08	RSUs				10,000			528,100
	5/15/08	RSUs				3,436			198,463
	5/15/08	RSUs				6,544			377,981
	7/01/08	RSUs				10,000			552,300
	5/15/08	SOSARs					23,416	57.76	382,852
	7/01/08	SOSARs					20,000	55.23	316,400
	2008	MCIP	356,563	713,125	1,426,250

Stewart Glendinning	5/15/08	RSUs				1,039			60,013
	5/15/08	RSUs				1,688			97,499
	7/01/08	RSUs				5,000			276,150
	5/15/08	SOSARs					10,166	57.76	166,214
	2008	MCIP	144,513	289,026	578,051

Peter H. Coors	5/15/08	RSUs				11,409			658,984
	6/06/08	RSUs				14,949			868,088
	6/30/08	RSUs				15,978			868,085
	6/30/08	RSUs				393			21,352
	5/15/08	SOSARs					77,520	57.76	1,267,452
	2008	MCIP	339,900	679,800	1,359,600

Kevin T. Boyce	3/03/08	RSUs				11,000			580,910
	5/15/08	RSUs				6,544			377,981
	5/15/08	RSUs				3,436			198,463
	5/15/08	SOSARs					33,641	57.76	550,357
	2008	MCIP	265,180	530,361	1,060,722

Mark Hunter	1/2/08	RSUs				5,000			251,500
	5/15/08	RSUs				3,600			207,936
	5/15/08	RSUs				6,544			377,981
	5/15/08	SOSARs					24,531	57.76	401,082
	2008	MCIP	208,721	417,443	834,885

						All Other	All Other
						Stock	Option		Grant Date
						Awards:	Awards:	Exercise	Fair Value
						Number of	Number of	or Base	of
			Estimated Future Payouts Under			Shares of	Shares of	Price of	Stock and
			Non-Equity Plan Awards(1)			Stock or	Stock or	Option	Option
	Grant		Threshold	Target	Maximum	Units	Units	Awards	Awards
Name	Date	Description	($)(1)	($)(1)	($)(1)	(#)(2)	(#)(3)	($/Sh)(4)	($)(5)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)

Leo Kiely	5/15/08	RSUs				8,244			476,173
	6/06/08	RSUs				10,347			600,850
	5/15/08	SOSARs					60,000	57.76	981,000
	2008	MCIP	275,000	550,000	1,100,000

Timothy V. Wolf	5/15/08	RSUs				1,964			113,441
	6/06/08	RSUs				3,255			189,018
	6/30/08	RSUs				5,228			284,037
	5/15/08	SOSARs					13,381	57.76	218,779
	2008	MCIP	112,858	225,716	451,433

(1)   The amounts shown in columns (c), (d) and (e) are the threshold, target and maximum potential amounts that were payable under the MCIP for 2008 performance. No amounts were payable if threshold performance was not achieved. The award earned is shown in the Summary Compensation Table.

(2)   This column includes the number of RSUs granted in 2008. Except as otherwise noted elsewhere, RSUs will cliff vest three years from the date of grant based on continued employment, subject to acceleration in the event of a change in control and certain termination events.

(3)   This column includes SOSARs granted in 2008. Under the terms of the long-term incentive awards program, SOSARs vest in equal annual installments over a three year period, based on continuing employment, subject to acceleration of vesting in the event of a change in control and certain termination events.

(4)   This column indicates the SOSAR strike price. This price is the price at market close on the date of grant.

(5)   The amounts shown in column (i) reflect the date of grant fair value of each equity award granted in the year ended December 28, 2008 in accordance with SFAS 123R. For SOSARs, a value of $16.35 determined using the Black Scholes model was used for all named executive officers. Date of grant fair value was determined using the assumptions stated in “Note 14. Share-Based Payments” to the Company’s 2008 10-K.

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 28, 2008

The following table sets forth the outstanding equity awards held by the named executive officers at the fiscal year ended December 28, 2008. The year-end values set forth in the table are based on the $47.04 closing price for our Class B common stock on December 26, 2008, the last trading day of the fiscal year.

OPTION AWARDS					STOCK AWARDS
								Equity Incentive
						Year-End	Equity Incentive	Plan
		Number of			Number of	Market	Plan	Awards: Year-End
	Number of	Securities			Shares or	Value	Awards: Number	Market or Payout
	Securities	Underlying			Units of	of Shares of	of	Value of Unearned
	Underlying	Unexercised	Option	Option	Stock That	Stock That	Unearned Shares,	Shares, Units or
	Unexercised	Options (#)	Exercise	Expiration	Have Not	Have Not	Units, or Other	Other Rights That
	Options (#)	Unexercisable	Price ($)	Date	Vested (#)	Vested ($)	Rights That Have	Have Not
Name	Exercisable	(1)	(2)	(3)	(4)	(5)	Not Vested (#)	Vested ($)

Peter Swinburn	—	—	—	—	6,000	282,240	—	—
	—	—	—	—	4,074	191,541	—	—
	—	—	—	—	10,000	470,400	—	—
	—	—	—	—	10,000	470,400	—	—
	—	—	—	—	3,436	161,629	—	—
	—	—	—	—	6,544	307,830	—	—
	—	20,000	55.23	7/01/18	—	—	—	—
	—	23,416	57.76	5/15/18	—	—	—	—
	15,866	31,736	45.79	5/18/17	—	—	—	—
	30,666	15,334	34.57	3/16/16	—	—	—	—
	30,000	—	31.57	5/02/15	—	—	—	—
	50,000	—	37.18	3/15/15	—	—	—	—

OPTION AWARDS					STOCK AWARDS
								Equity Incentive
						Year-End	Equity Incentive	Plan
		Number of			Number of	Market	Plan	Awards: Year-End
	Number of	Securities			Shares or	Value	Awards: Number	Market or Payout
	Securities	Underlying			Units of	of Shares of	of	Value of Unearned
	Underlying	Unexercised	Option	Option	Stock That	Stock That	Unearned Shares,	Shares, Units or
	Unexercised	Options (#)	Exercise	Expiration	Have Not	Have Not	Units, or Other	Other Rights That
	Options (#)	Unexercisable	Price ($)	Date	Vested (#)	Vested ($)	Rights That Have	Have Not
Name	Exercisable	(1)	(2)	(3)	(4)	(5)	Not Vested (#)	Vested ($)

Stewart	—	—	—	—	1,450	68,208	—	—
Glendinning	—	—	—	—	1,068	50,239	—	—
	—	—	—	—	5,000	235,200	—	—
	—	—	—	—	1,039	48,875	—	—
	—	—	—	—	1,688	79,404	—	—
	—	10,166	57.76	5/15/18	—	—	—	—
	3,598	7,196	45.79	5/18/17	—	—	—	—
	6,332	3,168	34.57	3/16/16	—	—	—	—
	20,000	—	30.80	7/01/15	—	—	—	—

Peter H. Coors	—	—	—	—	—	—	32,000	1,505,280
	—	—	—	—	11,000	517,440	—	—
	—	—	—	—	9,952	468,142	—	—
	—	—	—	—	14,949	703,201	—	—
	—	—	—	—	11,409	536,679	—	—
	—	—	—	—	15,978	751,605	—	—
	—	—	—	—	393	18,487	—	—
	—	77,520	57.76	5/15/18	—	—	—	—
	33,576	67,152	45.79	5/18/17	—	—	—	—
	60,000	30,000	32.67	5/18/16	—	—	—	—
	468	—	31.88	9/01/15	—	—	—	—
	250,000	—	37.18	5/12/15	—	—	—	—
	250,000	—	32.66	2/12/14	—	—	—	—
	250,000	—	24.51	2/13/13	—	—	—	—
	250,000	—	28.00	2/14/12	—	—	—	—
	250,000	—	34.55	2/16/11	—	—	—	—
	153,290	—	24.22	2/17/10	—	—	—	—
	143,912	—	25.80	1/03/10	—	—	—	—

Kevin T. Boyce	—	—	—	—	—	—	—	—
	—	—	—	—	6,000	282,240	—	—
	—	—	—	—	4,074	191,641	—	—
	—	—	—	—	11,000	517,440	—	—
	—	—	—	—	6,544	307,830	—	—
	—	—	—	—	3,436	161,629	—	—
	—	33,661	57.76	5/15/18	—	—	—	—
	22,808	45,618	45.79	5/18/17	—	—	—	—
	26,668	13,332	34.57	3/16/16	—	—	—	—
	14,668	—	30.80	7/01/15	—	—	—	—
	28,000	—	37.18	3/15/15	—	—	—	—
	71,000	—	34.99	5/12/14	—	—	—	—

Mark Hunter	—	—	—	—	2,000	94,080	—	—
	—	—	—	—	1,068	50,239	—	—
	—	—	—	—	5,000	235,200	—	—
	—	—	—	—	6,544	307,830	—	—
	—	—	—	—	3,600	169,344	—	—
	—	24,531	57.76	5/18/18	—	—	—	—
	—	7,196	45.79	5/18/17	—	—	—	—
	3,598	—	—	—	—	—	—	—

OPTION AWARDS					STOCK AWARDS
								Equity Incentive
						Year-End	Equity Incentive	Plan
		Number of			Number of	Market	Plan	Awards: Year-End
	Number of	Securities			Shares or	Value	Awards: Number	Market or Payout
	Securities	Underlying			Units of	of Shares of	of	Value of Unearned
	Underlying	Unexercised	Option	Option	Stock That	Stock That	Unearned Shares,	Shares, Units or
	Unexercised	Options (#)	Exercise	Expiration	Have Not	Have Not	Units, or Other	Other Rights That
	Options (#)	Unexercisable	Price ($)	Date	Vested (#)	Vested ($)	Rights That Have	Have Not
Name	Exercisable	(1)	(2)	(3)	(4)	(5)	Not Vested (#)	Vested ($)

Leo Kiely	—	—	—	—	16,000	752,640	—	—
	—	—	—	—	13,784	648,399	—	—
	—	—	—	—	10,374	486,723	—	—
	—	—	—	—	8,244	387,798	—	—
	—	60,000	57.76	5/15/18	—	—	—	—
	46,502	93,006	45.79	5/18/17	—	—	—	—
	350,000	—	37.18	5/12/15	—	—	—	—
	300,000	—	32.66	2/12/14	—	—	—	—
	200,000	—	24.51	2/12/13	—	—	—	—
	240,000	—	28.00	2/14/12	—	—	—	—
	240,000	—	34.55	2/16/11	—	—	—	—
	18,288	—	31.58	8/17/10	—	—	—	—
	91,580	—	25.80	1/03/10	—	—	—	—
	86,126	—	29.63	2/16/09	—	—	—	—
	24,608	—	29.63	2/16/09	—	—	—	—
	64,124	—	28.42	1/04/09	—	—	—	—

Timothy V. Wolf	—	—	—	—	8,000	376,320	—	—
	—	—	—	—	6,600	310,464	—	—
	—	—	—	—	4,500	211,680	—	—
	—	—	—	—	3,255	153,115	—	—
	—	—	—	—	1,964	92,387	—	—
	—	—	—	—	5,228	245,925	—	—
	—	13,381	57.76	5/15/18	—	—	—	—
	15,176	30,356	45.79	5/18/17	—	—	—	—
	—	16,668	34.57	3/16/16	—	—	—	—

(1)   This column includes SOSARs and stock options that have not vested. Stock Options and SOSARs vest in equal annual installments over a three year period, subject to acceleration of vesting in the event of a change in control and certain termination events.

(2)   This column indicates the stock option and SOSAR strike price.

(3)   This column indicates the expiration date for Stock Options and SOSARs which is 10 years from the date of grant.

(4)   This column includes unvested RSUs which, except as described in this note, cliff vest on the third anniversary of the date of grant, based on continuing employment, subject to acceleration in the event of a change in control and certain termination events. Mr. Coors’ 32,000 unvested RSUs are part of a grant of 80,000 RSUs made on July 1, 2005 that vest in equal annual installments over a five-year period. The settlement of Mr. Kiely’s RSUs and Mr. Coors’ RSUs is deferred until 6 months after termination of employment.

(5)   Market value of RSUs that have not vested is calculated by multiplying the number of unvested RSUs by the closing market price on December 26, 2008 of $47.04.

OPTION EXERCISES AND STOCK VESTED DURING 2008

The following table sets forth the number of shares acquired upon exercising options and vesting of stock awards by the Company’s named executive officers during 2008.

	OPTION AWARDS		STOCK AWARDS
	Number of
	Shares		Number of	Value Realized
	Acquired	Value Realized	Shares Acquired	On Vesting
Name of Executive Officer	on Exercise (#)	Upon Exercise ($)(1)	on Vesting (#)(2)	($)(3)

Peter H. Coors	125,502	1,982,471	96,000	5,504,480

Peter Swinburn	—	—	35,800	2,067,808

	OPTION AWARDS		STOCK AWARDS
	Number of
	Shares		Number of	Value Realized
	Acquired	Value Realized	Shares Acquired	On Vesting
Name of Executive Officer	on Exercise (#)	Upon Exercise ($)(1)	on Vesting (#)(2)	($)(3)

Kevin T. Boyce	47,780	1,209,829	35,800	2,067,808

Leo Kiely	374,858	9,523,959	160,000	9,140,200

Timothy V. Wolf	16,666	349,986	39,800	2,296,048

(1)   Values stated are the taxable income of each exercise, calculated for each option share by subtracting the exercise price from the fair market value at exercise.

(2)   Settlement of RSUs for Messrs. Kiely and Mr. Coors is deferred until 6 months after termination of employment. Settlement of RSUs granted to Messrs. Swinburn and Wolf was made at the time of vesting.

(3)   Amounts shown for Messrs. Kiely and Coors are not taken into income until settled (6 months after termination of employment), at which time the value of the shares may be higher or lower.

PENSION BENEFITS AT 2008 FISCAL YEAR-END

The following table sets forth the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each under each of the annual retirement benefits for the indicated years of service and average annual earnings. Such amounts are determined using assumptions stated in “Note 16. Employee Retirement Plans” to the Company’s 2008 10-K. Information regarding the Retirement Plan, the Non-Qualified Plan (the merged SERP and Excess Benefit Plan), and the Salary Continuation Plan (SCP) can be found under the heading “Retirement Benefits” on page 30.

		Number of	Present Value of	Payments
		Years Credited	Accumulated	During Last
Name	Plan Name	Service (#)	Benefits ($)(1)(2)	Fiscal Year ($)

Peter S. Swinburn	Qualified	34	5,962,474	—

Stewart Glendinning	Qualified	4	152,656	—
	Non-Qualified Plans	—	845	—

Peter H. Coors	Qualified	38	1,607,212	—
	Non-Qualified Plans	—	4,755,548	—
	SCP	—	4,141,657	—

Kevin T. Boyce	Non-Qualified Plans	5	398,191	—

Mark Hunter	Qualified Plans	18	1,306,072	—

Leo Kiely	Qualified	15	—	—
	Non-Qualified Plans	—	—	—

Timothy V. Wolf	Qualified	13	—	—
	Non-Qualified Plans	—	—	—

(1)   The present value of accumulated benefits for participants in the U.S. tax-qualified pension plan and the U.S. non-qualified SERP are shown using the assumptions under Statement of Financial Accounting Standards No. 87, “Employers Accounting for Pensions” (“SFAS 87”) shown in the 2008 10-K. A lump sum conversion rate of 6.70% is utilized for Mr. Glendinning and 5.20% for Mr. Coors along with the 2008 Internal Revenue Service required mortality table for lump sum calculations.

(2)   The present value of the SCP benefit for Mr. Coors is calculated using a lump sum interest rate of 3.1%. The assumed form of payment is the lump sum equivalent of a 10 year certain annuity followed by a 50% joint and survivor annuity. The benefit is assumed to be payable immediately upon termination as Mr. Coors is currently eligible for unreduced retirement benefits.

(3)   The present value of accumulated benefits for the UK pension plan is shown for Messrs. Swinburn and Glendinning (through June 30, 2008) and Mr. Hunter using an assumed retirement age of 60 (age 55 for Mr. Swinburn) a discount rate of 6.45%, a price inflation rate of 2.9%, pension increases of 2.8% and a post-retirement mortality that is determined from the PMA92U06 mortality table with short cohort improvements from 2008. The exchange rate at fiscal year-end was used to convert British pounds into U.S. dollars.

(4)   The present value of accumulated benefits is shown for Mr. Boyce using an assumed retirement age of 65, a discount rate of 6.2%, post-retirement mortality UP94, generational sex distinct; percentage married 100%; females are assumed to be 3 years younger than males. The exchange rate at fiscal year-end was used to convert Canadian dollars to U.S. dollars.

Narrative to the 2008 Pension Benefits Table

During 2008, the Company maintained a tax-qualified defined benefit pension plan (the Retirement Plan) for substantially all U.S. employees, including Messrs. Kiely, Swinburn, Glendinning, Wolf and Coors. This plan, with all of its assets and liabilities, including those with respect to Company employees, was transferred to MillerCoors on July 1, 2008. Benefit accruals under the plan were frozen as of December 31, 2008. The value of accrued pensions under the Retirement Plan for Messrs. Coors, Swinburn and Glendinning are included in the values shown in the table. The Company also maintains a non-qualified supplemental executive retirement plan (the SERP) for U.S. employees who are affected by federal tax rules limiting the amount of compensation that may be taken into account or benefits that such employees may receive under the Retirement Plan. The assets and liabilities of the SERP with respect to individuals who became employees of MillerCoors LLC, including Messrs. Kiely and Wolf, were transferred to the MillerCoors LLC joint venture on July 1, 2008.

The table above reflects, for Messrs. Swinburn and Glendinning, the aggregate present value of both the traditional annuity benefit and the salaried exempt benefit assuming retirement at age 60. Mr. Coors has age plus service in excess of 85 so his benefit is currently unreduced and the present value reflects retirement at current age.

As noted above, for U.S.-based employees who are affected by federal tax rules that limit the amount of compensation or benefits that may be taken into account in determining the Retirement Plan benefit, including the named executive officers, the Company maintains the SERP. Total benefits payable under the SERP are equal to the participant’s accrued benefits under the Retirement Plan, without regard to Internal Revenue Service limitations on the amount of compensation that may be used to calculate a participant’s benefit and without regard to any Internal Revenue Code limitations on the amount of annual benefit payable to a participant, reduced by the participant’s accrued benefits payable under the Retirement Plan. Amounts payable under the SERP are payable in a lump sum.

In addition to the annual benefit from the Retirement Plan, and potential benefits under the SERP, Mr. Coors is covered by a salary continuation agreement entered into in 1987. This agreement provides for a lump sum cash payment to Mr. Coors upon normal retirement in an amount actuarially equivalent in value to a ten year certain and life annuity, followed by a 50% joint and survivor annuity, based on 30% of his last annual base salary. The salary continuation agreement provides that the interest rate used in calculating the lump sum shall be determined using 80% of the annual average yield of the 10-year Treasury constant maturities for the month preceding the month of retirement. Using 2008 eligible salary amounts as representative of the last annual base salary, the estimated lump sum amount for Mr. Coors shown in the table is based upon an annual benefit of $254,925, paid upon normal retirement.

Canadian Participants

The Company maintains a defined benefit plan and a defined contribution plan for certain Canadian employees including Mr. Boyce. The defined benefit plan provides for an annual pension benefit, payable at age 65, equal to 2% of the participant’s highest three year average earnings for each year of service. For purposes of calculating benefits under this plan, earnings include base salary and bonus. The benefits to which participants are eligible under the defined benefit plan are reduced by the amount of benefits that the participant is entitled to under the defined contribution plan. Under the defined contribution plan, the Company contributes an amount equal to 5.5% of the participant’s base salary annually. The amount set forth in the table above for Mr. Boyce represents the present value of Mr. Boyce’s accumulated benefits under the Company’s defined benefit plan, reduced by the present value of the benefits to which Mr. Boyce is entitled under the Company’s defined contribution plan.

United Kingdom Participants

The Company maintains a defined benefit plan for UK employees including Messrs. Swinburn and Glendinning (with respect to their UK service) and Mr. Hunter. Under the section of the plan in which these individuals are enrolled, participants accrue benefits at an accrual rate of 1/45th per year of service times final pensionable pay. Final pensionable pay is defined as a one-year average of basic pay. The benefit is earned on a “straight line approach” and capped at a maximum of 20 years’ service. Normal retirement age for executive members of this section of the plan is age 60 although Mr. Swinburn chose to draw his benefits from age 55 without reduction for early payment under an enhanced early retirement facility. Once the pension payment has commenced, the benefit is increased each year by a cost of living adjustment subject to a maximum of 5% per year. (For accruals after April 5, 2006, the maximum adjustment has been reduced to 3%.) For purposes of calculating the present value of accumulated benefits in the table above, the annual cost of living adjustment has been assumed to be 2.9% annually.

NON-QUALIFIED DEFINED CONTRIBUTION AND OTHER DEFERRED COMPENSATION PLANS FOR 2008

The following table shows the executive contributions, earnings and account balances for the named executive officers in the Company’s deferred compensation programs.

	Executive	Registrant	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Aggregate Balance
Name	in Last FY ($)	in Last FY ($)	in Last FY ($)	Distributions ($)	at Last FYE ($)
Peter S. Swinburn	—	—	—	—	—
Stewart Glendinning	—	—	—	—	—
Peter H. Coors(1)	—	883,680	(131,040)	—	752,640
Kevin T. Boyce(1)(2)	—	18,502	39,925	—	87,325
Mark Hunter	—	—	—	—	—
Leo Kiely(1)	—	2,209,200	(327,600)	—	1,881,600
Timothy V. Wolf	—	—	—	—	—

(1)   Messrs. Kiely and Coors had deferred RSUs that vested on July 1, 2008. The value represented under “Registrant Contributions” is the value on the date of vesting using the market closing price on that day. The value represented under “Aggregate Earnings” is the difference between the value at the end of 2008 and the value on the date of vesting. The value under “Aggregate Balance at Last FYE” represents the total RSU value at the end of 2008 using the December 26, 2008 closing market price of $47.04, except with regard to Mr. Boyce. With regard to Mr. Boyce, the value under “Aggregate Balance at Last FYE” is calculated by adding the value under “Registrant Contributions” and the value under “Aggregate Earnings in Last FYE” to the beginning balance of $46,055 and subtracting out any withdrawals or disbursements of which there were none in 2008. The value under “Registrant Contributions” of $18,192 for Mr. Boyce is included in the Summary Compensation Table under “All Other Compensation.”

(2)   Molson Canada makes allocations equal to 5.5% of salary to a Canadian defined contribution arrangement for Mr. Boyce. Of the 5.5% salary allocation in 2007, the first $18,712 was contributed to a qualified Canadian registered pension plan (the Molson Canada Pension Plan for Salaried Employees) and the remaining $39,925 was credited to a non-qualified unfunded account under the Molson Canada Non-Registered Notional Plan. The nonqualified figures are entered on this table for Mr. Boyce only, however all defined contribution employer contributions are entered on the Summary Compensation Table on page 32. Foreign currency was converted to U.S. dollars using an average exchange rate (0.9356 US dollars to $1 Canadian Dollar).

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table reflects the incremental amount of compensation payable to each of the named executive officers in the event of various termination scenarios. The amounts shown assume that such termination was effective as of December 28, 2008 and the value of our common stock was the December 26, 2008, closing market price of $47.04. The amounts do not include benefits earned or vested on or before

December 28, 2008, or benefits provided under insurance or regular programs available to salaried employees generally.

						Welfare		Excise
				Equity	Pension	Benefits &	Life	Tax
	Termination		Severance	Awards	Benefit	Perquisites	Insurance	Gross-up
Name	Scenario	Total ($) (1)	($)(2)	($)(3)	($)(4)	($)(5)	(6)	($)(7)

Peter Swinburn	Voluntary Resignation/
	Retirement (8)	864,966	—	864,966	—	—	—	—
	Termination For Cause	—	—	—	—	—	—	—
	Without Cause/
	Good Reason	2,665,174	1,750,000	864,966	—	50,208	—	—
	Change in Control
	Termination	10,935,791	6,125,000	2,115,025	—	70,208	—	2,625,558
	Death	5,305,966	—	864,966	—	—	4,441,000	—
	Disability	864,966	—	864,966	—	—	—	—

Stewart	Voluntary Resignation/
Glendinning	Retirement (8)	—	—	—	—	—	—	—
	Termination For Cause	—	—	—	—	—	—	—
	Without Cause/
	Good Reason	500,000	500,000	—	—	—	—	—
	Change in Control
	Termination	3,507,841	2,938,620	569,169	—	52	—	—
	Death	3,163,248	—	163,248	—	—	3,000,000	—
	Disability	163,248	—	163,248	—	—	—	—

Peter H. Coors	Voluntary Resignation/
	Retirement (8)	5,384,966	—	5,384,966	—	—	—	—
	Termination For Cause	—	—	—	—	—	—	—
	Without Cause/
	Good Reason	12,501,294	4,590,000	7,273,794	—	637,500	—	—
	Change in Control
	Termination	17,071,786	5,270,000	7,273,794	—	637,500	—	3,890,492
	Death	10,482,966	—	5,384,966	—	—	5,098,000	—
	Disability	5,384,966	—	5,384,966	—	—	—	—

Kevin Boyce	Voluntary Resignation/
	Retirement (8)	—	—	—	—	—	—	—
	Termination For Cause	—	—	—	—	—	—	—
	Without Cause/
	Good Reason	2,481,413	2,481,413	—	—	—	—	—
	Change in Control
	Termination	5,631,199	3,722,119	1,884,080	—	25,000	—	—
	Death	2,899,396	—	649,396	—	—	2,250,000	—
	Disability	649,396	—	649,396	—	—	—	—

Mark Hunter	Voluntary Resignation/
	Retirement (8)	—	—	—	—	—	—	—
	Termination For Cause	—	—	—	—	—	—	—
	Without Cause/
	Good Reason	556,590	556,590	—	—	—	—	—
	Change in Control
	Termination	3,860,552	2,922,098	913,454	—	25,000	—	—
	Death	2,034,083	—	304,883	—	—	1,729,200	—
	Disability	304,883	—	304,883	—	—	—	—

(1)   Total does not include amounts vested or benefits accumulated merely due to continued service by the named executive officer through December 28, 2008, including vested equity awards, accrued pension benefits and vested deferred compensation account balances, all as detailed in the preceding tables.

(2)   Reflects the cash benefit payable under a qualifying termination according to the named executive officer’s employment agreement, participation in the CIC Program or the Severance Pay Plan, as applicable.

(3)   Reflects the value of the accelerated vesting of outstanding unvested equity awards under the applicable termination scenario. See the Accelerated Vesting of Equity Awards Table following this table for information as to vesting acceleration under the differing termination scenarios.

(4)   Mr. Swinburn has an unreduced retirement facility as part of his agreement with the Company. The pension value in this table represents the incremental present value of the unreduced retirement facility at age 55.

(5)   Welfare benefit continuation consists of continuing participation in the Company’s existing medical plans. Perquisites include items discussed in detail in the footnotes to the Summary Compensation Table. For Mr. Glendinning, the welfare benefits and perquisites resulting from a change in control termination on December 28, 2008 would have been cut back to the amount shown under the terms of the CIC Program.

(6)   This benefit is insured under a life insurance policy and does not represent an additional out of pocket cost to the Company. The premium costs for these policies are included in each named executive officer’s income reported in the Summary Compensation Table.

(7)   Reflects the amount of the excise tax gross-up to which the named executive officer is entitled under either the named executive officer’s employment agreement or by virtue of the named executive officer’s participation in the CIC Program, as applicable.

(8)   Messrs. Coors and Swinburn were retirement eligible as of December 28, 2008, and accordingly would receive accelerated vesting of their equity awards if they voluntarily resigned or retired. Messrs. Boyce, Glendinning and Hunter were not eligible for retirement as of December 30, 2008.

Narrative to the Potential Payments Upon Termination or Change in Control Table

The actual amounts that would be paid upon a named executive officer’s termination of employment or in connection with a change in control can be determined only at the time of any such event. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported. Among the factors that could affect these amounts are the timing during the year of any such event, the Company’s stock price and the executive officer’s age. Information regarding equity awards, pension benefits and deferred compensation amounts as of December 28, 2008 is set forth in the tables on pages 36 to 42.

As described in the narrative accompanying the Summary Compensation Table on page 32, the Company has employment agreements in place with Messrs. Coors, Boyce and Swinburn which require payments under certain circumstances. As described in the narrative to the Summary Compensation Table on page 32, under the employment agreements, following termination or change in control, the named executive officers would be entitled to the following payments.

Coors Employment Agreement. Mr. Coors’ employment agreement, as amended, provides that in the event employment is terminated by the Company for reasons other than for “cause,” or by Mr. Coors for “good reason,” Mr. Coors would be entitled to:

•      accrued and unpaid amounts earned through the date of termination;

•      base salary through the end of the year in which the termination occurs and a target bonus for the year in which the termination occurs;

•      the product of (x) three and (y) the sum of the individual’s annual base salary and target bonus, respectively; and

•      75% of his then annual base salary in lieu of benefit continuation.

Upon such termination, all restrictions on awards of restricted stock or RSUs and other stock-based awards (other than stock options) will be cancelled and such awards will vest and any stock options and other equity awards that were scheduled to vest within 36 months after such termination will also vest.

Under the employment agreements, “cause” will arise in the event of conviction of certain crimes, commission of certain illegal acts or breaches of the code of conduct, or willful failure to perform duties. “Good reason” will arise if the Company materially breaches the agreement in any of several specified ways, such as by demoting Mr. Coors, failure to pay each element of compensation as promised, or failure to assign the agreements to a successor.

The agreements provide that the Company will make additional payments to Mr. Coors to offset the golden parachute excise taxes imposed pursuant to Section 4999 of the Internal Revenue Code on payments otherwise payable under the agreement; provided the Company may instead reduce the payments by up to 10% if such reduction would avoid the imposition of golden parachute excise taxes.

Boyce Employment Agreement. Mr. Boyce’s employment agreement provides that in the event Mr. Boyce’s employment with the Company is terminated other than for “cause,” disability, retirement, death or voluntarily by Mr. Boyce, Mr. Boyce is entitled to receive a severance payment in the form of the continuation of his base salary and benefits for a period of 24 months.

Swinburn Employment Agreement. Mr. Swinburn’s employment agreement provides that Mr. Swinburn must be provided with 24 months’ severance of base salary only upon involuntary termination by the Company for reasons not including cause, absent 24 months’ advance notice of termination.

CIC Program. In addition to the employment agreements, we maintain plans and programs, including the Incentive Compensation Plan, and the CIC Program which obligate the Company to make payments or provide benefits upon termination of employment or a change in control.

In the event of a change in control, under the CIC Program the benefits for Messrs. Swinburn, Glendinning, Hunter and Boyce are:

•      A lump sum payment of three times the sum of salary and target annual bonus.

•      A pro rata annual bonus for the year of the year of termination.

•      For executives participating in a U.S. health plan, the ability to continue health coverage under COBRA at the same cost sharing level as active employees.

•      Up to 12 months of outplacement services, and

•      Accelerated vesting of stock options, restricted stock, restricted stock units and other stock based awards, with awards remaining exercisable for the earlier of one year after termination of employment (but not after the expiration of the term of the award).

The CIC Program is described more fully on page 45 of the “Compensation Discussion and Analysis.” Under the CIC Program, “cause” will arise in the event of conviction of certain crimes, commission of certain illegal acts or breaches of the code of conduct, or willful failure to perform duties. “Good reason” for a participant will arise following a change in control if the Company fails to pay the participant as promised, materially reduces or modifies the participant’s position, responsibilities or authority, or requires relocation by more than a fifty mile radius of the participant’s location of employment. For purposes of the CIC Program, a change in control will occur if an individual or group acquires voting stock of the Company sufficient to have more voting power than the Voting Trust established under the Class A Common Stock Voting Trust Agreement, there is an unwelcome change in the majority of the Board or a merger or other business combination occurs and the Voting Trust no longer holds more than fifty percent of the voting power. The CIC Program supersedes change in control provisions in individual employment agreements. As a condition of accepting participation in the CIC Program, eligible employees are required to enter into confidentiality and non-compete agreements in favor of the Company. The non-compete provisions of the CIC Program protect the Company whether or not a change in control occurs. Mr. Coors does not participate in the CIC Program.

In the event of a change in control, under the Incentive Compensation Plan named executive officers would be entitled to full acceleration of vesting of outstanding options and stock appreciation rights, if any, and full acceleration of vesting for all other equity awards unless replacement awards were granted in connection with the change in control. For this purpose, a change in control will occur if an individual or group acquires voting stock of the Company sufficient to have more voting power than the combined Pentland, 4280661 Canada Inc. and Adolph Coors, Jr. Trust (voting trusts), there is an unwelcome change in the majority of the Board or a merger or other business combination occurs and the voting trusts no longer hold more than fifty percent of the voting power. The following table summarizes the impact of the termination scenarios and change in control upon the equity awards outstanding as of December 28, 2008. Except as noted, the described effect applies to the awards held by all participants in the Incentive Compensation Plan and not just the named executive officers. Information regarding the outstanding equity awards held by the named executive officers at year end is set forth on pages 37 through 39.

The award agreements for stock options, restricted stock units and other stock awards also provide automatic accelerated vesting on a change in control. The following table summarizes the circumstances under which vesting of equity awards will be accelerated.

ACCELERATED VESTING OF EQUITY AWARDS

			Retirement Eligible		Termination
			at Death, Disability,		without Cause;
	Voluntary	Death/	Resignation, Termination	Termination	Quit for	Change in
Type of Award	Resignation	Disability	without Cause	for Cause	Good Reason	Control
Stock Options and SOSARS	No additional vesting	No additional vesting	Full vesting	No additional vesting; forfeiture	No additional vesting	Full vesting

RSUs	No additional vesting	Pro-rata vesting(1)	Pro-rata vesting(1)	No additional vesting; forfeiture	No additional vesting Pro rata for 2006 RSUs	Full vesting

No additional vesting for 2007 and 2008 RSUs (1)(2)

(1)   For Mr. Coors, full vesting of retention-related RSUs granted in 2005. For termination following retirement eligibility, the practice has been proration of vesting. Pro-rata vesting is determined by dividing the period of service from the date of grant through the termination date by the total vesting period and multiplying the resulting fraction by the full number of shares in the award.

(2)   For Mr. Coors, full vesting of all RSU awards under employment agreement.

DIRECTOR COMPENSATION

We use a combination of cash and stock-based incentive compensation to ensure desired stability of the Board and to secure the Company’s ongoing ability to attract high caliber individuals to serve on the Board. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company, the skill level required by the Company of members of the Board, as well as the compensation of directors at our peer companies. As with executive officers, we have a minimum share ownership requirement for directors.

Compensation Paid to Board Members

As Chairman (and now Vice Chairman) of the Board, Mr. Eric Molson receives an annual cash retainer of $425,000. All other directors receive an annual cash retainer of $65,000, except for Messrs. Kiely (through June 30, 2008), Swinburn (effective July 1, 2008) and Coors who receive no additional compensation for their service on the Board. In addition, in 2008 all directors, except for Messrs. Kiely, Swinburn and Coors, received an annual grant of 2,162 RSUs which vest in full three years from the date of grant or upon the director’s retirement. The Chair of the Audit Committee, Mr. Cleghorn, receives additional annual cash compensation of $10,000 paid quarterly, and the Chair of the Compensation and Human Resources Committee, Mr. Riley, receives additional annual compensation of $8,000 paid quarterly. All cash retainer amounts are paid in equal quarterly installments. In addition, directors receive an additional cash payment of $1,000 per committee meeting attended, provided that directors who are executive officers of the Company are not entitled to such payments, and such payments do not apply to attendance at meetings of the Nominating Committee. All directors are reimbursed for any expenses incurred while attending Board or committee meetings and in connection with other Company business. The Compensation and Human Resources Committee, with assistance from our compensation consultant, reviews and makes recommendations to the Board annually with respect to the form and amount of director compensation and benefits for directors. The previously approved annual grant of restricted stock units based on a $100,000 fair market value at date of grant rather than a fixed number of shares remained in effect for the 2008 grant. All other elements of director compensation remained unchanged.

Stock Ownership Guidelines. The Board has adopted stock ownership guidelines applicable to Board members. Under these guidelines, we require non-employee Board members to own, within five years of joining the Board, shares of the Company’s stock with a market value equal to at least five times the annual retainer paid to the directors. Each of our directors who has been serving since our 2005 merger is currently in compliance with these guidelines.

Directors Stock Plan. In 2006, the Board adopted a Directors Stock Plan. Under the terms of this Plan, non-employee directors may elect to receive 50% or 100% of their annual retainer in the form of either (i) shares of Company common stock, or (ii) deferred stock units (DSUs), with the balance, in each case, being paid in cash. DSUs represent the right to receive shares of Company common stock when the Director’s service on the Board terminates.

The table below summarizes the compensation paid by the Company to directors for the fiscal year ended December 28, 2008. None of the non-employee directors received option awards, non-equity incentive plan compensation, pension or other non-qualified deferred compensation for the fiscal year ended December 28, 2008; accordingly, the respective columns have been omitted from the following table.

DIRECTOR COMPENSATION FOR 2008

	Fees Earned or
	Paid	Stock
Name	in Cash ($)(1)	Awards ($)(2)	Total ($)(3)
Francesco Bellini	70,000	100,040	170,040
Mclissa Coors Osborn	65,000	100,040	165,040
Franklin Hobbs	78,000	100,040	178,040
Eric Molson	425,000	100,040	525,040
Andrew Molson	65,000	100,040	165,040
Iain J.G. Napier	35,087	94,293	129,379
David O’Brien	80,000	100,040	180,040
Pamela Patsley	72,000	100,040	172,040
H. Sanford Riley	80,000	100,040	180,040
John Cleghorn	85,000	100,040	185,040
Charles Herington	71,000	100,040	171,040
Rosalind Brewer	72,000	100,040	172,040

(1)   In 2008 all Directors received an annual retainer of $65,000, paid quarterly. Additionally, an Audit Committee Chair annual fee of $10,000 was paid quarterly to Mr. Cleghorn and a Compensation & Human Resources Committee Chair annual fee of $8,000 was paid quarterly to Mr. Riley. Additionally, Committee attendance fees were paid to several directors. In the third quarter of 2007, Directors were given the option of electing to defer retainer fees and chair committee fees into deferred stock units or receiving these fees currently in shares. The following directors elected to receive their 2008 retainer 100% in Deferred Share Units (DSUs), rather than cash: Francesco Bellini, Franklin Hobbs, David O’Brien, John Cleghorn, Charles Herington, and H. Sanford Riley. John Cleghorn and H. Sanford Riley received an additional amount DSUs for their respective committee chair roles. Rosalind Brewer and Pamela Patsley elected to defer 50% of their quarterly retainers in DSUs and receive the remainder in cash. FMV of all first quarter 2008 DSU grants was $118,545.35. FMV of all second quarter 2008 DSU grants was $102,249.06. FMV of all third quarter 2008 DSU grants was $102,128.75. FMV of all fourth quarter 2008 DSU grants was $102,291.72. The cumulative grant date value of the 1st, 2nd, 3rd and 4th quarter DSU grant was $889.26 over the total value due to directors choosing DSUs due to share rounding. At the end of fiscal year 2008, Messrs. Bellini, Hobbs, O’Brien and Herington each held 3,530 DSUs; Mr. Cleghorn held 3,935 DSUs; Mr. Riley held 3,963 DSUs; Ms. Brewer held 1,768 DSUs; and Ms. Patsley held 1,316 DSUs. DSUs vest upon termination from the Board of Directors. Full year Board earning for Mr. Molson in 2008 was $425,000.

(2)   Directors received an annual grant of Restricted Shares in the amount of 1,732 shares on May 15, 2008 with a FMV of $57.76, valued at $100,040.32 on the date of grant. As a new Board member in 2008, Mr. Napier received 1,733 FMV of 54.41, valued at $94,292.53 (this value is prorata based on Mr. Napier’s arrival to the Board in August 2008). These values also reflect the accounting expense booked on grant dates. The shares vest according to a three-year cliff schedule. As of the end of fiscal year 2008 the aggregate number of unvested restricted shares held by each Director was 6,894, except for Ms. Brewer, who held 7,394, Mr. Napier who held 1,733, and Mrs. Coors Osborn, who held 8,366.

(3)   Compensation information for Messrs. Coors, Kiely and Swinburn is fully reflected on the Summary Compensation Table on page 32 as both are paid as named executive officers and do not receive separate compensation as Directors except that fees Mr. Coors would receive in his capacity as Vice Chairman of the Board of Directors are taken into account in setting his compensation as an employee of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Molson Coors’ executive officers, directors and 10% stockholders are required under the Securities Exchange Act of 1934 to report to the Securities and Exchange Commission and the New York Stock Exchange reports of ownership and changes in ownership in their holdings of Molson Coors stock. Copies of these reports also must be furnished to Molson Coors. Based on an examination of these reports and on written representations provided to Molson Coors, all such reports have been timely filed other than the following which were inadvertently filed after the required date for filing: (1) a late Form 4 was filed for Mr. Boyce reporting an option exercise and sale of underlying shares; (2) a late Form 4 was filed for Mr. Peter Coors reporting an award of restricted stock; (3) a Form 5 was filed for Mr. Mark Hunter to report two awards of restricted stock units totaling 3,068 shares of Class B common stock; and (4) a late Form 4 was filed for Mr. Greg Wade reporting a stock option exercise and sale of underlying shares.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

From time to time, we employ members of the Coors and Molson families, which together own a controlling interest in Molson Coors. Hiring and placement decisions are made based upon merit, and compensation packages are offered that are commensurate with policies in place for all employees of Molson Coors. Melissa Coors Osborn (a director of Molson Coors and daughter of Peter H. Coors, Chairman of the Board of Molson Coors and MillerCoors) is employed on a part-time basis by MillerCoors and is paid a base salary of $77,500 in addition to cash bonuses, which in 2008 totaled $36,001. Peter J. Coors (son of Peter H. Coors) is employed by MillerCoors and is paid a base salary of $98,000 in addition to cash bonuses, which in 2008 totaled $47,851. Christien Coors Ficeli (daughter of Peter H. Coors) is employed by MillerCoors and is paid a base salary of $125,000 in addition to cash bonuses, which in 2008 totaled $58,400. Geoff Molson (a nominee director of Molson Coors and a brother of Andrew Molson, a director of Molson Coors), is employed by Molson and is paid a base salary of $217,961 in addition to cash bonuses, which in 2008 totaled $18,173 under the Sales Incentive Plan of the Molson USA, LLC business.

MillerCoors purchases a large portion of its paperboard packaging from Graphic Packaging Holding Company (GPHC), a related party to the Company and, prior to the formation of MillerCoors, Coors Brewing Company purchased a large portion of its paperboard packaging from GPHC. The Adolph Coors Jr. Trust and various Coors family trusts, collectively through Adolph Coors Company LLC, beneficially own approximately 43.8% of our Class A voting common stock, approximately 12.1% of our Class B common stock, and approximately 33% of GPHC’s common stock. In 2008, the total amount of payments made by either the Company or by MillerCoors to GPHC totaled approximately $75.3 million. Jeffrey H. Coors, a director of GPHC, is also a brother of Peter H. Coors, Chairman of the Board of Molson Coors and MillerCoors. We expect payments by MillerCoors in 2009 to be approximately the same as the total amount of payments made by MillerCoors or the Company in 2008.

Upon the formation of MillerCoors, Leo Kiely and Tim Wolf, who had previously served as our CEO and CFO until June 30, 2008, respectively, became the CEO and Chief Integration Officer, respectively, of MillerCoors. In those roles, Messrs. Kiely and Wolf received total compensation from MillerCoors for 2008, of $4,825,015 and $1,558,814, respectively, calculated using the same methodology used to calculate Total Compensation for purposes of the Summary Compensation Table on page 32. Messrs. Kiely and Wolf are expected to continue to receive compensation from MillerCoors, although the annual amount of such compensation is not currently determinable.

Andrew Molson is a stockholder and an employee of Res Publica Consulting Group, Inc., a parent company of National Public Relations, Inc., which provides public relations services to Molson Coors from time to time. The amount of payments for such services in 2008 was approximately $402,000.

In February 2007, the Board adopted formal written policies and procedures for the review, approval and ratification of “related party” transactions. Under the procedures, the Audit Committee is responsible for reviewing all transactions in which (i) the aggregate amount involved will or is expected to exceed $100,000, (ii) the Company is a participant, and (iii) any “related party” has or will have a direct or indirect interest. A “related party” is generally (i) any person who is, or was since the beginning of the last fiscal year, an executive officer or director of the Company, (ii) a greater than 5% beneficial owner of the Company’s stock, or (iii) any immediate family members of any of the foregoing. In determining whether to approve or ratify a transaction subject to the policy, the Audit Committee takes into account whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Each of the transactions and relationships set forth in this section were either (1) approved by the Audit Committee pursuant to the policy, or (2) pre-approved pursuant to the terms of such policy.

STOCKHOLDER PROPOSALS AND NOMINATIONS

To be eligible for inclusion in Molson Coors’ proxy statement for the 2010 Annual Meeting of Stockholders pursuant to SEC rule 14a-8, stockholder proposals must have been received by Molson Coors by November 30, 2009.

For nominations of persons to stand for election to the Board or other business to be properly brought before an annual meeting by a stockholder (other than pursuant to SEC rule 14a-8 with respect to any proposal of business to be considered by the stockholders at an annual meeting of stockholders, by stockholders of record of Molson Coors who hold at least fifty percent (50%) of the voting power entitled to vote for a majority of directors), the Bylaws require that such stockholder must be entitled to vote at the meeting and must have given timely notice of the stockholder proposal in writing to the Corporate Secretary of Molson Coors, and such business must be a proper matter for action by holders of the class of stock held by such stockholder. To be timely for the 2010 Annual Meeting of Stockholders, a stockholder’s notice shall have been delivered to the Corporate Secretary at the principal executive offices of Molson Coors no earlier than January 13, 2010 and no later than February 12, 2010; provided, however, that in the event that the date of any subsequent annual meeting is advanced by more than twenty (20) days, or delayed by more than ninety (90) days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate as a director to be elected by the holders of the class of stock held by such stockholder, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on Molson Coors’ books, and of any such beneficial owner and (ii) the class and number of shares of Molson Coors which are owned beneficially and of record by such stockholder and such beneficial owner. If any such notice is not received by the deadline set forth in this paragraph or does not otherwise satisfy the requirements under SEC rule 14a-4, proxies appointed by the Company will be entitled to exercise discretionary voting authority with respect to any matter that is allowed to be presented at the 2009 Annual Meeting of Stockholders.

All notices for stockholder proposals and director nominations should be sent to Molson Coors Brewing Company, c/o Corporate Secretary, 1225 17th Street, Suite 3200, Denver, Colorado 80202 or 1555 Notre Dame Street East, Montréal, Québec, Canada H2L 2R5.

OTHER BUSINESS

As of the date of this proxy statement, Molson Coors received no proposal, nomination for director or other business submitted in accordance with its Bylaws for consideration at the annual meeting, other than that set forth in the Notice of Annual Meeting of Stockholders and as more specifically described in this proxy statement, and, therefore, it is not expected that any other business will be brought before the annual meeting. However, if any other business should properly come before the annual meeting, it is the intention of the persons named on the enclosed proxy card to vote the signed proxies received by them in accordance with their best judgment on such business and any matters dealing with the conduct of the annual meeting.

ANNUAL REPORT ON FORM 10-K

If you request, we will provide you without charge, copies of our Annual Report on Form 10-K for the year ended December 28, 2008. You should send your written requests to our Corporate Secretary at 1225 17th Street, Suite 3200, Denver, Colorado 80202. The exhibits to the Annual Report on Form 10-K are available upon payment of charges that approximate our cost of reproduction.

You can also obtain copies of the Form 10-K and exhibits, as well as other filings we make with the U.S. Securities and Exchange Commission, on our website at www.molsoncoors.com or on the SEC’s website at www.sec.gov.

By order of the Board of Directors,

/s/ Samuel D. Walker
Samuel D. Walker

Chief Legal Officer and Corporate Secretary

March 31, 2009

APPENDIX A

MOLSON COORS BREWING COMPANY

INDEPENDENCE STANDARDS

A director is independent if the Board has made an affirmative determination that such director has no material relationship with the Company that would impair his or her independent judgment (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). In the process of making such determinations, the Board will consider the nature, extent and materiality of the director’s relationships with the Company and the Board will apply the following guidelines that are consistent with the independent requirements as defined under the NYSE Listing Standards. A director will be deemed not to be independent by the Board if the Board finds that:

a.     a director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer, of the Company;

b.     a director has received or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director fees and pension or other forms of deferred compensation for prior service;

c.     a director (i) is or has an immediate family member who is a current partner of a firm that is the Company’s internal or external auditor; (ii) is a current employee of such a firm; (iii) has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (iv) was or has an immediate family member who was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time;

d.     a director is or has an immediate family member who is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee;

e.     a director is currently employed, or a director’s immediate family member is currently employed as an executive officer, by an entity (including a tax-exempt entity) that makes payments to, or receives payments from, the Company for goods or services (other than charitable contributions) in an amount that exceeds, in a single fiscal year, the greater of $1 million or two percent of that entity’s consolidated gross revenues; or

f.     a director, or a director’s immediate family serves as an officer, director or trustee of a charitable organization, where the Company’s discretionary contributions are in an amount that exceeds the greater of $1 million or two percent of the charitable organization’s consolidated gross revenues.

For purposes of this Appendix A, “immediate family member” includes a director’s spouse, parents, children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and anyone (other than domestic employees) who shares the director’s home; and “Company” includes any subsidiary in the consolidated group with the Company.

M12077 Meeting Information Meeting Type: Annual For holders as of: 3/16/09 Date: 5/13/2009 Time: 11:00 a.m. EDT Location: You are receiving this communication because you hold shares in Molson Coors Brewing Company and/or Molson Coors Canada Inc. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. See the reverse side of this notice to obtain proxy materials and voting instructions. MOLSON COORS BREWING COMPANY *** Exercise Your Right to Vote *** IMPORTANT NOTICE Regarding the Availability of Proxy Materials Molson Coors Brewing Company Montréal Brewery 1670 Notre Dame Street East Montréal, Québec Canada HZL 2R4 MOLSON COORS BREWING COMPANY 1225 17TH STREET SUITE 3200 DENVER, CO 80202

M12078 Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENT ANNUAL REPORT ON FORM 10-K Before You Vote How to Access the Proxy Materials How To Vote Please Choose One of the Following Voting Methods Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12-Digit Control Number available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. To facilitate timely delivery, please make the request as instructed above on or before April 29, 2009. How to View Online: Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line.

Voting Items for Holders of Class A or Class A Exchangeable Shares 2. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2009. (01) Francesco Bellini (02) Rosalind G. Brewer (03) Peter H. Coors (04) Franklin W. Hobbs (05) Andrew T. Molson (06) Geoffrey E. Molson (07) Iain J.G. Napier (08) Melissa Coors Osborn (09) Pamela H. Patsley (10) H. Sanford Riley (11) Peter Swinburn 1. Election of Directors Nominees: The Board of Directors recommends a vote “FOR” each of the director nominees listed and “FOR” Proposal 2. SPECIAL VOTING INSTRUCTIONS For Holders of Class A Exchangeable Shares of Molson Coors Canada Inc. In order for CIBC Mellon Trust Company, as Trustee, to vote or cause to be voted at the annual meeting of stockholders of Molson Coors Brewing Company to be held on May 13, 2009, all the voting rights related to the Class A Exchangeable Shares of Molson Coors Canada Inc. held of record by the stockholder at the close of business on March 16, 2009, Broadridge (as agent for CIBC) must receive the stockholder’s voting instructions via telephone, the Internet or mail, no later than 5:00 p.m. EDT on May 8, 2009 (the cut-off date). M12079

M12080 The Board of Directors recommends a vote “FOR” each of the director nominees listed and “FOR” Proposal 2. (01) John E. Cleghorn (02) Charles M. Herington (03) David P. O’Brien 1. Election of Directors Nominees: Voting Items for Holders of Class B or Class B Exchangeable Shares 2. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2009. SPECIAL VOTING INSTRUCTIONS For Holders of Class B Exchangeable Shares of Molson Coors Canada Inc. In order for CIBC Mellon Trust Company, as Trustee (CIBC), to vote or cause to be voted at the annual meeting of stockholders of Molson Coors Brewing Company to be held on May 13, 2009, all the voting rights related to the Class B Exchangeable Shares of Molson Coors Canada Inc. held of record by the stockholder at the close of business on March 16, 2009, Broadridge (as agent for CIBC) must receive the stockholder’s voting instructions via telephone, the Internet or mail, no later than 5:00 p.m. EDT on May 8, 2009 (the cut-off date).

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date MOLSON COORS BREWING COMPANY M12047 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until the cut-off date (on the reverse side of this proxy card). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Molson Coors Brewing Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until the cut-off date (on the reverse side of this proxy card). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Molson Coors Brewing Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, to be received by the cut-off date (on the reverse side of the proxy card). MOLSON COORS BREWING COMPANY 1225 17TH STREET SUITE 3200 DENVER, CO 80202 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Please indicate if you plan to attend this meeting. For Against Abstain The Board of directors recommends a vote FOR the following proposal: 2. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2009. For address changes and/or comments, please check this box and write them on the back where indicated. For All Withhold All For All Except 0 0 0 0 0 0 Yes No 0 0 0 VOTE ON DIRECTORS: (01) Francesco Bellini (02) Rosalind G. Brewer (03) Peter H. Coors (04) Franklin W. Hobbs (05) Andrew T. Molson (06) Geoffrey E. Molson (07) Iain J.G. Napier (08) Melissa Coors Osborn (09) Pamela H. Patsley (10) H. Sanford Riley (11) Peter Swinburn 1. Election of Directors Nominees: VOTE ON PROPOSAL:

Address Changes/Comments: _____________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Holders of Class A Common Stock of Molson Coors Brewing Company: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby appoints Peter Swinburn and Samuel D. Walker, or each of them, with full power of substitution, as a proxy or proxies to represent the individual at the annual meeting of stockholders to be held on May 13, 2009, or any adjournment or postponement thereof and to vote thereat, as designated on the proxy/voting instruction card or as voted via telephone or the Internet, all the shares of Class A Common Stock of Molson Coors Brewing Company, a Delaware corporation, held of record by the undersigned at the close of business on March 16, 2009, with all the power that the individual would possess if personally present, in accordance with the individual’s instructions. Holders of Class A Exchangeable Shares of Molson Coors Canada Inc.: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby instructs and directs CIBC Mellon Trust Company, as Trustee, to vote or cause to be voted at the annual meeting of stockholders of Molson Coors Brewing Company to be held on May 13, 2009, all the voting rights related to the Class A exchangeable shares of Molson Coors Canada Inc. held of record by the individual at the close of business on March 16, 2009, in accordance with the individual’s voting instructions. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES AND THE PROPOSAL LISTED ON THE PROXY/VOTING INSTRUCTION CARD OR THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED PURSUANT TO THE BOARD OF DIRECTORS’ RECOMMENDATION. MOLSON COORS BREWING COMPANY This proxy is solicited on behalf of the Board of Directors Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. MOLSON COORS BREWING COMPANY PROXY / VOTING INSTRUCTIONS FOR Holders of Class A Shares of Molson Coors Brewing Company Holders of Class A Exchangeable Shares of Molson Coors Canada Inc. For the Annual Meeting of Stockholders of Molson Coors Brewing Company to be held on May 13, 2009 Cut-off Date For Holders of Class A Shares of Molson Coors Brewing Company (the “Company”) If you are not attending the Annual Meeting of Stockholders of the Company to be held on May 13, 2009 and voting in person, your voting instructions must be received by Broadridge no later than 11:59 p.m. EDT on May 12, 2009. Cut-off Date For Holders of Class A Exchangeable Shares of Molson Coors Canada Inc. Voting instructions from holders of Class A Exchangeable Shares of Molson Coors Canada Inc. must be received by Broadridge (as agent for CIBC Mellon Trust Company, as Trustee) no later than 5:00 p.m. EDT on May 8, 2009. M12048

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date MOLSON COORS BREWING COMPANY M12049 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until the cut-off date (on the reverse side of this proxy card). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Molson Coors Brewing Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until the cut-off date (on the reverse side of this proxy card). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Molson Coors Brewing Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, to be received by the cut-off date (on the reverse side of the proxy card). MOLSON COORS BREWING COMPANY 1225 17TH STREET SUITE 3200 DENVER, CO 80202 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Please indicate if you plan to attend this meeting. For address changes and/or comments, please check this box and write them on the back where indicated. For All Withhold All For All Except Yes No VOTE ON DIRECTORS: (01) John E. Cleghorn (02) Charles M. Herington (03) David P. O'Brien 1. Election of Directors Nominees: For Against Abstain The Board of directors recommends a vote FOR the following proposal: 2. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2009. VOTE ON PROPOSAL:

Address Changes/Comments: _____________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Holders of Class B Common Stock of Molson Coors Brewing Company: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby appoints Peter Swinburn and Samuel D. Walker, or each of them, with full power of substitution, as a proxy or proxies to represent the individual at the annual meeting of stockholders to be held on May 13, 2009, or any adjournment or postponement thereof and to vote thereat, as designated on the proxy/voting instruction card or as voted via telephone or the Internet, all the shares of Class B Common Stock of Molson Coors Brewing Company, a Delaware corporation, held of record by the undersigned at the close of business on March 16, 2009, with all the power that the individual would possess if personally present, in accordance with the individual’s instructions. Holders of Class B Exchangeable Shares of Molson Coors Canada Inc.: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby instructs and directs CIBC Mellon Trust Company, as Trustee, to vote or cause to be voted at the annual meeting of stockholders of Molson Coors Brewing Company to be held on May 13, 2009, all the voting rights related to the Class B exchangeable shares of Molson Coors Canada Inc. held of record by the individual at the close of business on March 16, 2009, in accordance with the individual’s voting instructions. Participants in the MillerCoors LLC Savings & Investment Plan: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby instructs and directs Fidelity Management Trust Company, as Trustee, to vote or cause to be voted at the annual meeting of stockholders of Molson Coors Brewing Company to be held on May 13, 2009, all the voting rights related to the shares of Molson Coors Brewing Company attributed to the individuals at the close of business on March 16, 2009, in accordance with the individual’s voting instructions. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES LISTED ON THE PROXY/VOTING INSTRUCTION CARD OR THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED PURSUANT TO THE BOARD OF DIRECTORS’ RECOMMENDATION. MOLSON COORS BREWING COMPANY This proxy is solicited on behalf of the Board of Directors Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. MOLSON COORS BREWING COMPANY PROXY / VOTING INSTRUCTIONS FOR Holders of Class B Shares of Molson Coors Brewing Company Holders of Class B Exchangeable Shares of Molson Coors Canada Inc. Or Participants in the MillerCoors LLC Savings & Investment Plan For the Annual Meeting of Stockholders of Molson Coors Brewing Company to be held on May 13, 2009 Cut-off Date For Holders of Class B Shares of Molson Coors Brewing Company (the “Company”) If you are not attending the Annual Meeting of Stockholders of the Company to be held on May 13, 2009 and voting in person, your voting instructions must be received by Broadridge no later than 11:59 p.m. EDT on May 12, 2009. Cut-off Date For Holders of Class B Exchangeable Shares of Molson Coors Canada Inc. Voting instructions from holders of Class B Exchangeable Shares of Molson Coors Canada Inc. must be received by Broadridge (as agent for CIBC Mellon Trust Company, as Trustee) no later than 5:00 p.m. EDT on May 8, 2009. Cut-off Date For Participants in the MillerCoors LLC Savings & Investment Plan Voting instructions from participants in the Miller Coors LLC Savings & Investment Plan must be received by Broadridge (as agent for Fidelity Management Trust Company, as Trustee) no later than 5:00 p.m. EDT on May 8, 2009. M12050